AMENDMENT AND RESTATEMENT

OF THE

PROFIT SHARING PLAN FOR EMPLOYEES OF

ALLIANCEBERNSTEIN L.P.
(As of January 1, 2015)

TABLE OF CONTENTS
PAGE

ARTICLE I	DEFINITIONS. 2

ARTICLE II	MEMBERSHIP 13

ARTICLE III	CREDITING OF SERVICE 16

ARTICLE IV	COMPANY CONTRIBUTIONS 19

ARTICLE V	MEMBER SALARY DEFERRAL ELECTIONS, SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS 21

ARTICLE VI	ROTH ELECTIVE DEFERRALS 28

ARTICLE VII	ALLOCATIONS OF COMPANY CONTRIBUTIONS AND FORFEITURES 29

ARTICLE VIII	ACCOUNTS, ALLOCATIONS AND LOANS 33

ARTICLE IX	VALUATION 36

ARTICLE X	DETERMINATION OF BENEFITS 40

ARTICLE XI	TIME AND MANNER OF PAYMENT OF BENEFITS 43

ARTICLE XII	ADMINISTRATION OF THE PLAN 52

ARTICLE XIII	THE TRUST FUND 63

ARTICLE XIV	CERTAIN RIGHTS AND OBLIGATIONS OF THE
COMPANY 64

ARTICLE XV	NON-ALIENATION OF BENEFITS 66

ARTICLE XVI	AMENDMENTS 67

ARTICLE XVII	LIMITATIONS ON BENEFITS AND CONTRIBUTIONS 68

ARTICLE XVIII	TOP-HEAVY PLAN YEARS 69

ARTICLE XIX	MISCELLANEOUS 73

APPENDIX A	REQUIRED DISTRIBUTION RULES 74

APPENDIX B	COMMON OR COLLECTIVE TRUST FUNDS OR POOLED INVESTMENT FUNDS 78

i

AMENDED AND RESTATED

PROFIT SHARING PLAN FOR EMPLOYEES

OF ALLIANCEBERNSTEIN L.P.

(AS OF JANUARY 1, 2015)
WHEREAS, the Profit Sharing Plan for Employees of AllianceBernstein L.P. (the “Plan”) (formerly known as the Profit Sharing Plan for Employees of Alliance Capital Management L.P.) was originally established effective as of January 1, 1972 by the predecessor of Alliance Capital Management L.P.; and
WHEREAS, the Plan was amended and restated from time to time to reflect changes in the predecessor’s business, changes in applicable law and the investment in Units of AllianceBernstein Holding L.P. (“AllianceBernstein Holding”); and
WHEREAS, the Plan was amended effective January 1, 1995 to reflect the merger of the Alliance Capital Management L.P. Profit Sharing Plan for Former Employees of Equitable Capital Management Corporation with and into this Plan; and
WHEREAS, the Plan was amended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and other applicable legislation, which provisions reflecting EGTRRA are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder; and
WHEREAS, the Plan was amended and restated, effective as of January 1, 2006, to incorporate all Plan amendments adopted since the Plan was last amended and restated and certain additional design changes, changes required to comply with applicable law and to reflect the name change of Alliance Capital Management L.P. to AllianceBernstein L.P.; and
WHEREAS, the Plan was amended and restated, effective as of January 1, 2008, to comply with the Pension Protection Act of 2006, other applicable legislation, and certain additional design changes; and
WHEREAS, the Plan was amended and restated, effective as of January 1, 2010, to incorporate prior amendments, to comply with the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008, and the Workers, Retiree, and Employer Recovery Act of 2008, and to reflect other required changes and certain additional design changes; and
WHEREAS, the Plan is hereby amended and restated, effective as of January 1, 2015, to incorporate prior amendments and to reflect certain additional design changes.
NOW, THEREFORE, the Plan is hereby amended and restated, as of January 1, 2015.

ARTICLE I
DEFINITIONS
For the purposes of this Plan, except as otherwise herein expressly provided or unless the context otherwise requires, when capitalized:
Section 1.01.    “Account” means any one or more of the following accounts maintained by the Administrative Committee for a Member:
(a)    his Company Contributions Account;
(b)    his Member Contributions Account;
(c)    his Member Salary Deferral Account;
(d)    Roth Elective Deferral Account; and
(e)    his Rollover Account.
Section 1.02.    “Act” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
Section 1.03.    “Accounting Date” means the last business day of each Plan Year and any other date which may be determined by the Administrative Committee under uniform and non discriminatory procedures established by the Administrative Committee.
Section 1.03A. “Activation” or “Activate” means the administrative process of a Member arranging for the receipt of the portion of his Account invested in the SIP upon retirement in accordance with the requirements prescribed by the Administrative Committee and the terms of the applicable investment vehicle.

Section 1.04.    “Administrative Committee” means the administrative committee appointed pursuant to Section 12.01.
Section 1.05.    “After-Tax Rollover Contributions” means an amount of after-tax employee contributions contributed or transferred to the Trust in accordance with Section 5.03(b).
Section 1.06.    “Anniversary Year” means each twelve (12) month period beginning on an Employee’s Employment Commencement Date or any annual anniversary thereof.
Section 1.07.    “Affiliate” means any corporation or unincorporated business (a) controlled by, or under common control with, the Company within the meaning of Code Sections 414(b) and (c), or (b) which is a member of an “affiliated service group”, as defined in Code Section 414(m), of which the Company is a member.

Section 1.08.    “Assignor Limited Partner” shall mean Alliance ALP, Inc., a Delaware corporation, or any individual, corporation, association, partnership, joint venture, entity, estate or other entity or organization designated by the general partner of the Company to serve as a substitute therefore.
Section 1.09.    “Beneficiary” means the person (including a trust or estate of a Member) designated by a Member, or who may otherwise be entitled under the terms of the Plan to receive the balance, if any, of the Member’s Accounts upon the Member’s death.
Section 1.09A. “Birthday Year” means the consecutive twelve month period commencing on a Member’s birthday.

Section 1.10.    “Board” means the Board of Directors of the general partner of the Company responsible for the management of the Company’s business, or a committee thereof designated by such Board.
Section 1.11.    “Break in Service” means, with respect to any Employee, any Anniversary Year ending on or after the date of his Severance from Employment and before his date of reemployment, if any, in which he does not complete more than five hundred (500) Hours of Service with Employers or Affiliates.
Section 1.12.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
Section 1.13.    “Company” means AllianceBernstein L.P. and any successor thereto; prior to February 24, 2006, known as Alliance Capital Management L.P.; and prior to April 21, 1988, known as Alliance Capital Management Corporation.
Section 1.14.    “Company Contribution” means a contribution for a Plan Year made by an Employer to the Trust pursuant to Section 4.01 or Section 4.02, but not Section 5.01, including any amount to be applied from the Unallocated Forfeitures Account in reduction of the contribution which would otherwise be made for the Plan Year involved.
Section 1.15.    “Company Contributions Account” means the Account consisting of the balance attributable to Company Contributions.
Section 1.16.    “Compensation” means a Member’s base salary (or Draw, if no base salary) received for services rendered to an Employer, which term shall include the amount of a Member’s Member Salary Deferral and any other salary deferrals pursuant to Code Sections 401(k), 125 or 132(f), but shall not include overtime pay, bonuses, severance pay, distributions on Units, reimbursement for moving expenses, reimbursement for educational expenses, reimbursement for any other expenses, contributions or benefits paid under this Plan or any other plan of deferred compensation, or any other extraordinary item of compensation or income; provided that in the case of a Member whose compensation from an Employer includes commissions, commissions shall be included only to the extent that the Member’s aggregate compensation taken into account does not exceed $100,000 and provided further that such amount shall be prorated for those Members (based on amount of service as a Member (as defined pursuant to Article IV)) for purposes of Company Profit Sharing Contributions and Company Matching Contributions. In addition, Compensation shall not include amounts paid to non resident aliens which do not constitute income from United States sources (within the meaning of Code Section 862) except in the case of a non resident alien who is a Member and for whom the Company so specifies. Compensation of a Member in excess of $265,000 (or such other amount prescribed under Code Section 401(a)(17), including any cost of living adjustments) shall not be taken into account under the Plan for the purpose of determining benefits.
Effective as of January 1, 2009, Compensation shall include differential wage payments as defined in Code Section 3401(h)(2) paid to employees while performing qualified service as defined in Code Section 414(u).
Compensation shall include Deemed 125 Compensation. “Deemed 125 Compensation” shall mean, in accordance with Internal Revenue Service Revenue Ruling 2002-27, 2002-20 I.R.B. 925, any amounts not available to a Member in cash in lieu of group health coverage because the Member is unable to certify that he or she has other health coverage. An amount shall be treated as Deemed 125 Compensation only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the health plan.
Section 1.17.    “Draw” means compensation received on a regular basis at a consistent rate which may be offset against commissions earned by an Employee who does not receive base salary.
Section 1.18.    “ECMC Plan” means the Alliance Capital Management L.P. Profit Sharing Plan for Former Employees of Equitable Capital Management Corporation as in effect immediately prior to January 1, 1995.
Section 1.19.    (a)    “Employee” means, except as provided in Subsection (c), any person employed by an Employer or an Affiliate, but excluding any person who is an independent contractor.
(b)    An Excluded Employee (as defined in Subsection (c)) shall be considered an Employee for all purposes under the Plan except that:
(1)    an Excluded Employee may not become a Member while he remains an Excluded Employee; and
(2)    a Member who becomes an Excluded Employee shall be an Inactive Member while he remains an Excluded Employee.
(c)    An Excluded Employee shall mean an individual in the employ of an Employer or an Affiliate who:

(1)    is employed by an Affiliate that is not an Employer; or
(2)    included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Employers or Affiliates, if retirement benefits were the subject of good faith bargaining between such employee representatives and any such Employer or Affiliate; or
(3)    is not an Excluded Employee under Paragraph (4) of this Subsection (c) and is neither a resident nor a citizen of the United States, nor receives “earned income,” within the meaning of Code Section 911(b), from an Employer or Affiliate that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), unless the individual became a Member prior to becoming a non resident alien and the Company stipulates that he shall not be an Excluded Employee; or
(4)    is not a citizen of the United States, unless the individual (A) was initially engaged as an Employee by an Employer or an Affiliate to render services entirely or primarily in the United States; or (B) is an Employee of an Employer which is a United States entity, and unless, in the case of an individual referred to in either Subparagraph (A) or (B) of this Paragraph 4, the Company stipulates that he shall not be an Excluded Employee; or
(5)    is accruing benefits and/or receiving contributions under a retirement plan of an Affiliate which operates entirely or primarily outside the United States other than this Plan or the Retirement Plan for Employees of AllianceBernstein L.P. unless, in either case, the Company stipulates that he shall not be an Excluded Employee; or
(6)    is a “Leased Employee.” For purposes of this Plan, “Leased Employee” means, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer.
Section 1.20.    “Employer” means the Company and any Affiliate which, with the consent of the Board, has adopted the Plan as a Member herein, and any successor to any such Employer.
Section 1.21.    “Employment Commencement Date” means:
(a)    the date on which an Employee first performs an Hour of Service; or
(b)    in the case of a former Employee who has incurred a Break in Service, the date on which he first completes an Hour of Service following his Severance from Employment.
Section 1.22.    “Entry Date” means January 1 and July 1 of each Plan Year after 1988. Notwithstanding the foregoing, as provided in Section 2.01(b), for purposes of a Member’s eligibility to make Member Salary Deferrals, “Entry Date” shall mean the first day of the calendar month occurring after the completion of the Member’s first regular payroll period; and further provided that, effective on and after September 1, 2007, “Entry Date” shall mean the first day that is administratively feasible as determined by the Investment Committee or the Administrative Committee following the Employee’s Employment Commencement Date.
Section 1.23.    “Highly Compensated Employee” means an Employee who, with respect to the “determination year”:
(a)    owned (or is considered as owning within the meaning of Code Section 318) at any time during the “determination year” or “look-back year” more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer (the attribution of ownership interest to “Family Members” shall be used pursuant to Code Section 318); or
(b)    who received “415 Compensation” during the “look-back year” from the Employer in excess of $120,000 and was in the Top Paid Group of Employees for the “look-back year.”
The “determination year” shall be the Plan Year for which testing is being performed. The “look-back year” shall be the Plan Year immediately preceding the “determination year.”
For purposes of this Section, “415 Compensation” shall mean compensation reported as wages, tips and other compensation on Form W-2 and shall include: (i) any elective deferral (as defined in Code Section 402(g)(3)) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 401(k) or 457.
The dollar threshold amount specified in (b) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the “determination year” or “look-back year” begins.
In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.
Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

Section 1.24.    “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of Severance from Employment or in any “determination year” after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.
Section 1.25.    (a)    “Hour of Service” means:
(1)    each hour for which an Employee is paid, or entitled to payment, by an Employer or Affiliate for the performance of duties for such Employer or Affiliate, credited for the Plan Year or other computation period in which such duties were performed; or
(2)    each hour of a period during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or leave of absence, determined in accordance with the following rule: he shall be credited with forty-five (45) Hours of Service for each week or partial week of the period of absence.
(3)    each hour during the Employee’s period of service in the Armed Forces of the United States, credited on the basis of forty (40) Hours of Service for each week, or eight (8) Hours of Service for each weekday, of such service, if the Employee retains reemployment rights under the Military Selective Service Act, or successor guidance thereto, including the Uniformed Services Employment and Reemployment Rights Act of 1994, and is reemployed by an Employer or Affiliate within the period provided by such guidance; and
(4)    each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from an Employer or Affiliate, irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other paragraph in this Subsection (a).
(5)    (A)    solely for purposes of Section 1.10, each hour of an Employee’s absence commencing on or after January 1, 1985:
(i)    by reason of leave pursuant to the FMLA;
(ii)    by reason of the pregnancy of such Employee;
(iii)    by reason of the birth of a child of such Employee;
(iv)    by reason of the placement of a child in connection with the adoption of such child by the Employee; or

(v)    for purposes of caring for such child for a period beginning immediately following such birth or placement, determined in accordance with Subparagraphs (B), (C) and (D).
(B)    The number of hours credited to an Employee pursuant to Subparagraph (A) shall be:
(i)    the number of hours which otherwise would normally have been credited to such Employee but for such absence; or
(ii)    in any case in which the Plan cannot determine the number of hours which would normally be credited to such individual, a total of eight (8) Hours of Service for each day of such absence, except that the total number of Hours of Service credited to an Employee under this Paragraph (5) shall not exceed 501 Hours of Service for any such period of absence.
(C)    The Hours of Service credited to an Employee pursuant to this Paragraph (5) shall be credited:
(i)    only in the Anniversary Year in which such period of absence began, if such Employee would be prevented from incurring a Break in Service in such Anniversary Year solely because of the crediting of Hours of Service during such period of absence pursuant to this Paragraph (5); or
(ii)    in any other case, in the Anniversary Year next succeeding the commencement of such period of absence.
(D)    Notwithstanding the foregoing, an Employee shall not be credited with Hours of Service pursuant to this Paragraph (5) unless such Employee shall furnish to the Administrative Committee, on a timely basis, such information as the Administrative Committee shall reasonably require to establish:
(i)    that the absence from work is for a reason described in Subparagraph (A) hereof; and
(ii)    the number of days during which such absence continued.
(b)    The number of Member’s Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for minimum Standards for Employee Pension Benefit Plans, which Section is hereby incorporated by reference into this Plan.
(c)    An Employee’s Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and non-discriminatory rules adopted by the Administrative Committee, be credited with forty-five (45) Hours of Service for each week in which he would be credited with any Hours of Service under the provisions of Subsection (a) or (b).
Section 1.26.    “Inactive Member” means a Member described in Section 2.02(b). An Inactive Member shall be treated as a Member for purposes of Article VIII and Section 12.03, but shall not otherwise be deemed a Member of the Plan.
Section 1.27.    “Independent Fiduciary” means a person or entity who is not an employee or officer of the Company or its Affiliates who is appointed by the Company pursuant to Section 12.07 to perform the functions described therein.
Section 1.28.    “Initial Automatic Enrollment Percentage” means the percentage of a Member’s Salary Reduction Compensation as defined in Section 5.01(c) that is contributed to his Member Salary Deferral Account where a Member fails to make an affirmative election of a Member Salary Deferral percentage. The Initial Automatic Enrollment Percentage shall be three percent (3%).
Section 1.29.    “Investment Committee” means the investment committee appointed by the Board pursuant to Section 12.02.
Section 1.30.    “Investment Fund” means those investment funds which may, from time to time, be made available for investment pursuant to Article VIII.
Section 1.31.    “Leave of Absence” means any absence or leave approved by an Employee’s Employer.
Section 1.32.    “Loan Account” means the account maintained by the Administrative Committee for a “Borrower” as defined in Section 8.07 in which a loan by the Borrower made pursuant to that Section is held.
Section 1.33.    “Member” means any person who has been admitted to membership in this plan pursuant to Section 2.01 or 2.03 and whose membership has not terminated pursuant to Section 2.02. In addition, for purposes of Article VIII and Section 12.03, the term “Member” includes a former Member or Beneficiary for whom an Account is maintained under the Plan.
Section 1.34.    “Member Contributions Account” means the Account maintained for a Member in which are held (a) voluntary contributions made under the Plan by the Member prior to 1989, if any, (b) “member contributions” (as defined in the ECMC Plan) made under the ECMC Plan prior to January 1, 1995, if any, (c) after-tax contributions made under the SCB Savings or Cash Option Plan for Employees, if any, and (d) After-Tax Rollover Contributions made hereunder on or after September 1, 2007, if any.
Section 1.35.    “Member Salary Deferral” means an elective salary deferral made by a Member in accordance with Section 5.01.
Section 1.36.    “Member Salary Deferral Account” means the Account of a Member established pursuant to Section 8.02 consisting of the balance attributable to his Member Salary

Deferrals. The balance of a Member Salary Deferral Account does not include Roth Elective Deferrals.
Section 1.37.    “Normal Retirement Date” means the first day of the calendar month coincident with or next following a Member’s sixty fifth (65th) birthday.
Section 1.38.    “Permanent Disability” means a physical or mental disability which a licensed physician acceptable to the Company has certified as permanent or likely to be permanent and as rendering the Member unable to perform his customary duties. In the determination of Permanent Disability, the Company shall act in a uniform and non discriminatory manner with respect to all Employees similarly situated.
Section 1.39.    “Plan” means this Profit Sharing Plan, as herein set forth, and as hereafter amended from time to time.
Section 1.40.    “Plan Year” means the calendar year.
Section 1.41.    “Required Beginning Date” means
(a)    for a Member who is not a 5 percent owner (as defined in Code Section 416) in the Plan Year in which he attains age 70½ and who attains age 70½ after December 31, 1998, April 1 of the calendar year following the calendar year in which occurs the later of the Member’s (i) attainment of age 70½ or (ii) Retirement.
(b)    for a Member who (i) is a 5 percent owner (as defined in Code Section 416) in the Plan Year in which he attains age 70½, or (ii) attains age 70½ before January 1, 1999, April 1 of the calendar year following the calendar year in which the Member attains age 70½.
Notwithstanding the foregoing, effective January 1, 2004, the Required Beginning Date of any Member who attained age 70½ prior to January 1, 1998 is the April 1 of the calendar year following the calendar year in which occurs the later of the Member’s (i) attainment of age 70½ or (ii) Severance from Employment; provided that, if such a Member who has commenced receiving minimum distributions in accordance with Code Section 401(a)(9) does not elect, pursuant to Section 11.08(h) of the Plan, to cease receiving such minimum distributions, the Required Beginning Date of such Member shall be age 70½.
Section 1.42.    “Retirement” means a Severance from Employment (a) on or after a Member’s Normal Retirement Date; or (b) on account of his Permanent Disability.
Section 1.43.    “Rollover Account” means the Account attributable to contributions and transfers referred to in Section 5.03(a).
Section 1.44.    “Rollover Contribution” means an amount contributed or transferred to the Trust in accordance with Section 5.03(a).
Section 1.45.    “Roth Elective Deferral” means an elective deferral made in accordance with Section 6.01 that is

(a)    designated irrevocably by the Member at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Member is otherwise eligible to make under the Plan; and
(b)    treated by the Employer as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made a cash or deferred election.
Section 1.46.    “Roth Elective Deferral Account” means the Account attributable to Roth Elective Deferrals referred to in Section 6.02.
Section 1.46A. “Secure Income Portfolio” or “SIP” means the Secure Income Portfolio element of AllianceBernstein’s Lifetime Income Strategy, which is an investment option under the Plan. The Secure Income Portfolio is designed to provide Participants with an insured income stream.

Section 1.47.    “Severance from Employment” means termination of employment with an Employer or Affiliate for any reason; provided, however, that no Severance from Employment shall be deemed to occur upon an Employee’s transfer from the employ of one Employer or Affiliate to another Employer or Affiliate.
Section 1.47A. “Spouse” means the lawful spouse of a married Member, as defined under Federal law. Accordingly, the terms “married” or “marriage” as used herein shall refer to a marriage to a Spouse, as defined under Federal law.

Section 1.48.    “Testing Compensation” means income reported as wages, tips and other compensation on Form W-2 plus pre-tax deductions under Code Sections 125, 132(f), 401(k), and 402(g)(3). Testing Compensation shall include Deemed 125 Compensation, as defined in Section 1.16 of the Plan.
Section 1.49.    “Top Paid Group” means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” (determined for this purpose in accordance with Section 1.23) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:
(a)    Employees with less than six (6) months of service;

(b)    Employees who normally work less than 17 ½ hours per week;
(c)    Employees who normally work less than six (6) months during a year; and
(d)    Employees who have not yet attained age 21.
Section 1.50.    “Trust” means the trust established pursuant to the Trust Agreement to hold the assets of the Plan.
Section 1.51.    “Trust Agreement” means the trust agreement providing for the Trust Fund.
Section 1.52.    “Trust Fund” means all the assets of the Plan which are held by the Trustee under the Trust Agreement.
Section 1.53.    “Trustee” means the trustee or trustees from time to time in office under the Trust Agreement.
Section 1.54.    “Unallocated Forfeitures Account” means the Account to be maintained by the Administrative Committee pursuant to Section 10.06(b).
Section 1.55.    “Uncashed Check Account” means the Account to be maintained by the Administrative Committee pursuant to Section 10.06(d).
Section 1.56.    “Unit” means a unit representing the assignment of beneficial ownership of limited partnership interests in AllianceBernstein Holding L.P.
Section 1.57.    “Years of Service” means the aggregate period of service with which an Employee is credited under the provisions of Article III.

ARTICLE II
MEMBERSHIP
Section 2.01.    Admission to the Plan.
(a)    Each individual who was a Member of the Plan on December 31, 1988 and who did not cease to be a Member on that date shall continue to be a Member on January 1, 1989. Each Employee whose Employment Commencement Date was before January 1, 1989 and who prior to January 1, 1989 completed at least one (1) Year of Service shall become a Member on January 1, 1989, or on the first Entry Date subsequent to the date on which he attains his twenty first (21st) birthday, whichever is later, provided he is an Employee on such January 1, 1989 or other Entry Date, as applicable. Each Employee who would have been eligible to participate in the ECMC Plan as of January 1, 1995, if the ECMC Plan had not been merged with and into this Plan effective that date, shall become a Member of this Plan on January 1, 1995. Any person who was either (i) a participant in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003 or (ii) eligible to participate in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003, shall become a Member for all purposes of the Plan on January 1, 2004, or if not an Employee on January 1, 2004, on the Employee’s rehire date.
(b)        Except as otherwise provided in Section 2.01(a) or 2.03, an Employee of an Employer shall become a Member of the Plan solely for purposes of eligibility to make Member Salary Deferrals, on the first Entry Date subsequent to the Employee’s Employment Commencement Date (and, prior to January 1, 2007, or, if later, the first Entry Date subsequent to the date on which he attains his twenty first (21st) birthday).
(i)    Except as otherwise provided in Section 2.01(a) or 2.03, an Employee of an Employer shall become a Member of the Plan, solely for purposes of eligibility to receive Company Contributions under Articles IV and VII, on the later of:
(A)    the first Entry Date subsequent to the date on which he attains his twenty first (21st) birthday, or
(B)    the first Entry Date subsequent to the first Anniversary Year in which he completes one (1) Year of Service.
(c)    Each Employee who is employed by an Affiliate that is not an Employer and who subsequently becomes an Employee of an Employer shall become a Member of the Plan:
(1)    immediately upon becoming an Employee of such Employer, if he previously satisfied the age (if any) and service requirements of Subsection (b); or
(2)    in accordance with Subsection (b), if he does not become a Member pursuant to Subsection (c)(1).
(d)    Notwithstanding anything contained herein to the contrary, an individual classified by the Employer at the time services are provided as either an independent contractor,

or an individual who is not classified as an Employee due to an Employer’s treatment of any services provided by him as being provided by another entity which is providing such individual’s services to the Employer, shall not be eligible to participate in this Plan during the period the individual is so initially classified, even if such individual is later retroactively reclassified as an Employee during all or part of such period during which services were provided pursuant to applicable law or otherwise. Leased Employees will not be eligible to participate in this Plan.
Section 2.02.    Termination of Membership and Inactive Membership.
(a)    A Member shall cease to be a Member as of the date of his Severance from Employment, if he incurs a Break in Service in the Anniversary Year of such Severance from Employment or in the following Anniversary Year.
(b)    A Member shall become an Inactive Member as of the last day of his first Anniversary Year in which he completes five hundred (500) or fewer Hours of Service without having incurred a Severance from Employment. An Inactive Member shall continue to be such until either (1) the date on which he ceases to be a Member pursuant to Subsection (a) or (2) the date on which he again becomes a Member pursuant to Section 2.03.
Section 2.03.    Readmission to the Plan.
A former Member shall again become a Member coincident with or immediately after the date he becomes an employee, provided he is an Employee of an Employer on such rehire date. An Inactive Member shall become a Member coincident with or immediately after the date he returns to active employment.
Section 2.04.    Designation of Beneficiary.
(a)    Each Member may designate in writing on a form prescribed by and filed with the Administrative Committee, a Beneficiary to receive the aggregate balance of his Accounts and his Loan Account, if any, in the event that his death should occur before the entire amount of such balance has been paid to him, except that if the Member has an Eligible Spouse, such designation shall not be effective unless the Eligible Spouse has consented in writing to the designation of a Beneficiary other than such Eligible Spouse and such consent is witnessed by a member of the Administrative Committee or a Notary Public. In addition, such designation may include the designation of a secondary Beneficiary to receive such death benefit if the primary Beneficiary does not qualify or survive.
(b)    If no Beneficiary has been designated, or if, for any reason no person qualifies as a Beneficiary at the time of the Member’s death, or if no designated Beneficiary survives the Member, the interest of the deceased Member shall be paid to the Eligible Spouse. If the Member has no Eligible Spouse, the Administrative Committee may, but shall not be required to, designate a Beneficiary, but only from among the Member’s Spouse, descendants (including adoptive descendants), parents, brothers and sisters or nephews and nieces and may consider requests from any Beneficiary which it designates as to the manner of payment of the benefit. If the Administrative Committee declines to make such designation, the benefit payable hereunder upon the Member’s death shall be paid in a lump sum to his estate.
(c)    “Eligible Spouse” means, subject to applicable federal law and except to the extent as may otherwise be provided in any “qualified domestic relations order” within the meaning of Code Section 414(p):
(1)    in the case of a Member who dies before the distribution of his Retirement benefit pursuant to Section 11.01, his lawfully married Spouse on the date of his death.
(2)    in the case of a Member who dies after the commencement of any installment payment pursuant to Section 11.01, his lawfully married Spouse on the date such payments commenced.
Section 2.05.    Qualified Military Service Provisions.
Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Notwithstanding anything to the contrary contained in this Plan, in the case of a Participant who dies on or after January 1, 2007 while performing qualified military service (as such term is defined in Section 414(u) of the Code), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment with the Employer, and then terminated employment with the Employer on account of death. Effective January 1, 2009, a person who receives differential wage payments as defined in Code Section 3401(h)(2) from the Employer will be treated as an Employee of the Employer for purposes of participating in the Plan.
Notwithstanding the treatment of an individual receiving differential wage payments as an Employee, such Member shall be treated as having incurred a Severance from Employment during any period such Member is performing service in the uniformed services while on active duty for a period of more than 30 days. In the event a Member who is deemed to incur a Severance of Employment due to performing services in the uniformed services as provided in the preceding sentence, such Member may elect to take a distribution of the portion of his Account attributable to elective deferrals or other employee contributions in accordance with Section 10.05, except that such Member may not make an elective deferral as defined in Code Section 414(u)(2)(C) for six months following the date of the distribution pursuant to such deemed Severance of Employment.

ARTICLE III
CREDITING OF SERVICE
Section 3.01.    Year of Service.
Each Employee shall be credited with one Year of Service for each Anniversary Year ending after December 31, 1975 during which he completes more than five hundred (500) Hours of Service; provided, however, that:
(a)    if an individual becomes a Member of the Plan after December 31, 1975, he shall not receive credit for a Year of Service for any Anniversary Year before the Anniversary Year in which he first completes one thousand (1,000) Hours of Service; and
(b)    an Employee shall be credited with a Year of Service for the last Anniversary Year during which he is an Employee only if he completes at least one thousand (1,000) Hours of Service in such Anniversary Year.
Section 3.02.    Number of Years of Service.
An Employee’s aggregate number of Years of Service shall be computed by adding (a) his number of Years of Service completed since his last Break in Service, if any, and (b) the number of Years of Service restored pursuant to Section 3.03.
Section 3.03.    Restoration of Service.
(a)    If a former Member again becomes a Member after having incurred a Break in Service, he shall be credited with the Years of Service which he had completed prior to such Break in Service for all purposes.
(b)    If a former Member:
(1)    has incurred a number of consecutive Breaks in Service which equals or exceeds the greater of (A) five (5) or (B) the number of his Years of Service before such Breaks in Service;
(2)    never had a vested interest in his Salary Deferral Account or Roth Elective Deferral Account and had no vested interest in his Company Contributions Account at the time of such Break in Service; and
(3)    again becomes a Member,
his Years of Service prior to such Breaks in Service shall be disregarded for all purposes under this Plan.

Section 3.04.    Service with Non-employer Affiliates.
Any Years of Service completed by an Employee while in the employ of an Affiliate that is not an Employer shall be credited under this Article III on the same basis as service with an Employer.
Section 3.05.    Service with Equitable Capital Management Corporation.
For purposes of determining an Employee’s eligibility to participate in the Plan under Article II and vesting under Section 10.04, the Employee shall be credited under the Plan with the number of “hours of service” and “years of service,” as such terms are defined in the ECMC Plan, credited to that Employee for the corresponding purpose under the ECMC Plan immediately prior to January 1, 1995, including service credited under the Equitable Investment Plan for Employees, Managers and Agents maintained by The Equitable Life Assurance Society of the United States, but disregarding in determining such Employee’s eligibility to participate and vesting under this Plan any periods of service which were disregarded under the ECMC Plan, such as service disregarded due to “breaks in service”, as defined in the ECMC Plan. Notwithstanding anything to the contrary in this Section 3.05 or elsewhere in the Plan, no period shall be taken into account more than once in determining the Hours of Service and Years of Service of any Employee by reason of this Section 3.05.
Section 3.06.    Service with Shields and Regent.
For purposes of determining an Employee’s eligibility to participate in the Plan under Article II and vesting under Section 10.04, in the case of an Employee who was an employee of either Shields Asset Management, Incorporated (“Shields”) or Regent Investor Services Incorporated (“Regent”) on March 4, 1994 and on that date became an Employee of an Employer or an Affiliate, the Employee’s service with Shields or Regent on or prior to such date shall be considered as service with an Employer or an Affiliate.
Section 3.07.    Cursitor Service.
For purposes of determining an Employee’s eligibility to participate in the Plan under Article II and vesting under Section 10.04, in the case of an Employee who was an employee of Cursitor Holdings, L.P. or Cursitor Holdings Limited (individually and collectively, “Cursitor”) on February 29, 1996, and on that date either was employed by or continued in the employment of Cursitor Al1iance LLC, Cursitor Holdings Limited, Draycott Partners, Ltd. or Cursitor Eaton Asset Management Company, the Employee’s service with Cursitor on or prior to that date shall be considered as service with an Emp1oyer or an Affiliate.
Section 3.08.    Sanford Bernstein Members.
With respect to each Employee who was an employee of either Sanford C. Bernstein & Co, Inc. (“SCB”) or Bernstein Technologies Inc. (“BTI”) or one of their respective subsidiaries and who became an Employee of an Employer or an Affiliate on or after October 2, 2000, the

Employee’s service with SCB, BTI and their respective subsidiaries on or prior to such date shall be considered as service with an Employer or Affiliate.

ARTICLE IV
COMPANY CONTRIBUTIONS
Section 4.01.    Company Profit Sharing Contributions.
The Board shall determine the Company Contribution, if any, which shall be contributed to the Trust Fund out of the Company’s current and accumulated earnings and allocated to the Members’ Company Contributions Accounts pursuant to Article VII in respect of each Plan Year. No Company Contribution under this Section 4.01 or Section 4.02 may be made which cannot be allocated under the provisions of Article XVII. For purposes of this Section 4.01 and Section 4.02, “current and accumulated earnings” means current and accumulated net income for book purposes. Notwithstanding anything herein to the contrary, a Member for purposes of Article IV means only those Employees who have satisfied the applicable age and service requirements of Sections 2.01(a), (b)(ii) or (c).
Section 4.02.    Company Matching Contributions.
Effective for Plan Years beginning after December 31, 1989, the Company shall contribute to the Trust Fund out of the Company’s current and accumulated earnings an amount equivalent to that percentage, not to exceed 100% of each Member’s Member Salary Deferral elected for the Plan Year involved, such percentage to be fixed by the Board; provided that the Company may establish a limit on the amount of Member Salary Deferrals that are so matched specified either as a dollar amount or as a percentage of Compensation and provided further that any such limit may be established based on the period in which any individual is a Member of the Plan. The contribution determined under this Section 4.02 for a particular Member shall be allocated to the Member’s Company Contributions Account on the basis of that Member’s Member Salary Deferrals for that Plan Year, subject to any Company-established limits on Member Salary Deferrals to be matched for that Plan Year. For purposes of this Section 4.02, no contribution shall be made pursuant to this Section 4.02 with respect to Catch-up Contributions.
Section 4.03.    Time of Contributions.
Contributions may be made in one or more installments at such time or times during the Plan Year, or during any additional period provided by law for the making of contributions in respect of such Plan Year, as the Company shall determine. Except as otherwise provided in the Plan, for purposes of valuing the Trust Fund and making allocations to Accounts, all contributions in respect of any Plan Year shall be deemed to have been made on the last Accounting Date of the Plan Year, regardless of the actual date of contribution.
Section 4.04.    Irrevocability of Contributions.
(a)    Except as provided in Subsection (b), any and all contributions made by the Company shall be irrevocable and shall be transferred to the Trustee to be used in accordance with the provisions of this Plan for providing the benefits and paying the expenses thereof. Neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries and payment of expenses of this Plan and the Trust.
(b)    (1)    If any contribution is made to this Plan by a mistake of fact, such contribution shall be returned to the Company within one (1) year following the date that such contribution is made.
(2)    Each Company Contribution made to this Plan is conditioned upon its deductibility under Code Section 404. Each contribution, to the extent disallowed as a deduction, may be returned to the Company within one (1) year following the date of disallowance.

ARTICLE V
MEMBER SALARY DEFERRAL ELECTIONS,
SALARY DEFERRAL CONTRIBUTIONS
AND ROLLOVER CONTRIBUTIONS
Section 5.01.    Member Salary Deferral Elections.
(a)    For each Plan Year beginning after December 31, 2005, any Member may elect to defer the receipt of a portion of his “Salary Reduction Compensation” while a Member for the Plan Year, in such increments that the Board, the Investment Committee or the Administrative Committee may decide, and direct the Employer to contribute the amount so deferred into the Trust to be invested in the Investment Fund or Funds designated by the Member. A Member’s election shall be made in a form prescribed by the Administrative Committee filed with the Member’s Employer, prior to the date that the Compensation would, but for the election, be made available to the Member, and the election shall remain in effect until it is modified or terminated, all in accordance with rules established by the Administrative Committee. In no event may a Member’s salary deferral exceed the $18,000 dollar limitation (or any higher amount that may be allowed by Treasury Regulations), as provided in Code Section 402(g). Any Member’s salary deferral for any pay period may be further adjusted, at the Administrative Committee’s direction and discretion, to comply with the discrimination standards applicable to Code Section 401(k) arrangements in particular, to all plans qualified under Code Section 401(a) in general, and/or with the limitations contained in Article XVII.
(b)    (1)    Effective on and after September 1, 2007, in accordance with any rules, regulations and/or administrative guidelines prescribed by the Investment Committee or the Administrative Committee and unless and until otherwise elected by a Member, a Member who fails to make an affirmative election with regard to his Member Salary Deferral percentage shall be deemed as having made an election (A) to make contributions to his Member Salary Deferral Account pursuant to Section 5.01(a) equal to the Initial Automatic Enrollment Percentage and (B) if no proper election is on file, to invest such contributions in the Investment Fund or Funds prescribed by the Investment Committee in its sole discretion for such purpose. For purposes of this Section 5.01(b), an Employee who satisfies the requirements to be a Member and whose deferral percentage in effect as of the first payroll period on or after September 1, 2007 is zero percent (0%) and who has no Member Salary Deferral Account balance shall be auto-enrolled hereunder unless such Employee makes an affirmative election regarding his enrollment in accordance with the rules, regulations and/or administrative guidelines prescribed by the Investment Committee or the Administrative Committee.
(2)    Effective with respect to Plan Years beginning on or after January 1, 2009, an Employee who satisfies the requirements to be a Member as of the first payroll period commencing on or after each February 1 and whose Member Salary Deferral percentage in effect for such payroll period is zero percent (0%) shall be auto-enrolled hereunder effective with the first administratively feasible payroll that occurs sixty (60) days after that payroll date, unless such Employee makes an affirmative election regarding his enrollment in accordance with the rules, regulations and/or administrative guidelines prescribed by the Investment Committee or the Administrative Committee.
(3)    Effective on and after January 1, 2009, unless or until a Member makes an affirmative election otherwise, such a Member’s deemed election shall automatically be increased by one percent (1%) each January 1 to a maximum of five percent (5%) and effective on and after January 1, 2011, to a maximum of seven percent (7% ) of Salary Reduction Compensation; provided, however, that if a Member’s Employment Commencement Date occurs on or after July 1 of a Plan Year, such automatic increase shall not apply in the following Plan Year. No deemed election nor automatic increase described in this Section 5.01(b) shall result in the Member’s salary deferral exceeding the deferral limitation set forth in Section 5.01(a) above without respect to Catch-up Contributions under Section 5.07. The Investment Committee or the Administrative Committee may establish and adopt written rules, regulations and/or administrative guidelines designed to facilitate the administration and operation of the provisions of this paragraph, as it may deem necessary or proper, in its sole discretion.
(4)    Notwithstanding this Section 5.01(b), a Member may affirmatively elect to make contributions to his Member Salary Deferral Account in an amount equal to, less than or greater than the Initial Automatic Enrollment Percentage or the automatically increased contribution percentage, as applicable subject to such deferral limitation.
(c)    “Salary Reduction Compensation” means a Member’s base salary, Draw and other draws, overtime pay, bonuses and commissions received for services rendered to an Employer, which term shall include the amount of a Member’s Member Salary Deferral and any other salary deferrals pursuant to Code Sections 401(k), 125 or 132(f), but shall not include, by way of example rather than by way of limitation, severance pay, distributions on Units, reimbursement for moving expenses, reimbursement for educational or other expenses, contributions or benefits paid under this Plan or any other plan of deferred compensation, expatriate tax equalization or similar payments, or any other extraordinary item of compensation or income. In addition, Salary Reduction Compensation shall not include amounts paid to non‑resident aliens which do not constitute income from United States sources (within the meaning of Code Section 862) except in the case of a non-resident alien who is a Member and for whom the Company so specifies. Salary Reduction Compensation shall include Deemed 125 Compensation, as defined in Section 1.16 of the Plan. Salary Reduction Compensation may also include regular pay after Severance from Employment if: (i) the payment is regular compensation from services rendered during the Member’s regular working hours, or compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, accrued sick pay or vacation pay, or other similar payments; and (ii) the payment would have been made to the Member prior to Severance from Employment if the Member had continued in employment with the Employer, provided such amounts are paid no later than the later of two and one-half (2-1/2) months following Severance from Employment or the last day of the Plan Year in which the Severance from Employment occurs. Salary Reduction Compensation for any Plan Year shall not exceed the applicable Code Section 401(a)(17) dollar limit. All Member

Salary Deferrals shall cease in the payroll period in which Severance from Employment occurs or as soon as administratively feasible thereafter.
Section 5.02.    Allocation of Member Salary Deferral Elections.
A Salary Deferral Election made in accordance with Section 5.01 shall be allocated among the Investment Funds in accordance with the provisions of Section 8.03.
Section 5.03.    Rollover Contributions and After-Tax Rollover Contributions.
(a)    An Employee may, with the consent of the Administrative Committee, contribute to the Plan, or authorize the plan sponsor, administrator or trustee of a qualified employee benefit plan in which he previously participated to transfer to the Trust, any distribution or other payment or amount which is permitted to be contributed or transferred to the Trust in accordance with Code Section 402, 403(a) or 408(d)(3)(A)(ii) or any other applicable provision of the Code or the regulations or rulings thereunder permitting the contribution or transfer. Any such Rollover Contribution shall be received by the Trustee subject to the condition precedent that its transfer complies in all respects with the requirements of the applicable Code provisions, regulations or rules pertaining thereto and, upon any discovery that any such contribution or transfer does not so comply, the amount of the Rollover Contribution, together with all changes in the value of the Trust Fund allocated thereto, shall revert to the individual by or on whose behalf it was made as of the next following Accounting Date. The decision of the Administrative Committee for the Trust to accept a Rollover Contribution shall not give rise to any liability by the Administrative Committee, the Company, the Plan or the Trustee to the Employee or any other party on account of a subsequent determination that such Rollover Contribution does not qualify to be held in the Trust. A Rollover Contribution may, subject to the consent of the Administrative Committee, be made at any time during the Plan Year, shall not be subject to the limitations of Article XVII, and shall as of the Accounting Date next following receipt of the Rollover Contribution by the Trustee be allocated in full to the Member’s Rollover Account except as regards the amount thereof equal to the Member’s voluntary contributions, if any, to a qualified plan, which amount shall be allocated to the Member’s Member Contributions Account. Until so allocated the amount of a Rollover Contribution shall be held unallocated in the Trust Fund.
Notwithstanding the foregoing provisions of this Section, effective January 1, 2004, the Plan will accept a Rollover Contribution from a qualified plan described in Sections 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in the Member’s taxable gross income.
(b)    Subject to the provisions of Section 5.03(a) above, effective on and after September 1, 2007, the Plan shall accept a rollover of After-Tax Rollover Contributions that would not otherwise be includible in the Member’s taxable gross income. Prior to such date, a rollover of after tax employee contributions is not permitted hereunder.
(c)    Notwithstanding anything herein, the Plan will accept a rollover contribution of Roth Elective Deferrals only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(d)    Each Employee or former Employee who becomes a participant in a pension, profit sharing or stock bonus plan described in Code Section 401(a) (a “transferee plan”) may, not later than thirty (30) days (or such lesser period as is acceptable to the Administrative Committee) prior to any Accounting Date, request the Administrative Committee to direct the Trustees to, and upon such request, the Administrative Committee in its sole discretion may direct the Trustees to, transfer in cash the non-forfeitable balance in such Employee’s Accounts to an account maintained by any such transferee plan on the Employee’s behalf, as of such Accounting Date; provided, however, that such transferee plan permits such transfer.
(e)    Any Employee who makes or causes to be made a contribution or transfer pursuant to Subsections (a) or (b) and who has not become a Member pursuant to the provisions of Article II shall, except for purposes of Sections 4.01, 5.01 and 7.01, be considered a Member of this Plan.
Section 5.04.    Return of Excess Member Salary Deferral Elections.
(a)    Notwithstanding any other provisions of the Plan, a Member may request the Administrative Committee in writing to have distributed to the Member from the Trust the amount of the Member Salary Deferrals which are in excess of the amount permitted under Code Section 402(g) for such calendar year (“Excess Deferrals”). If such request is received by the Administrative Committee no later than the March 1 following the end of the preceding calendar year in which such Excess Deferrals were made, then distribution of the Excess Deferrals will be made to the Member no later than April 15 of the calendar year for which the request is made, if administratively feasible.
(b)    With respect to Plan Years beginning on January 1, 2006 and January 1, 2007, Excess Deferrals claimed under Subsection (a) above shall be adjusted for earnings and losses through the date of distribution, and with respect to Plan Years beginning on or after January 1, 2008, Excess Deferrals shall be adjusted for earnings and losses through the last day of the Plan Year for which they were made.
Section 5.05.    Actual Deferral Percentage Test.
(a)    As used in this Section 5.05, each of the following terms shall have the meaning for that term set forth in this Section 5.05:
(i)    Actual Deferral Percentage means the ratio (expressed as a percentage) of Member Salary Deferrals (other than Excess Deferrals of non Highly Compensated

Employees made under plans maintained by the Company or an Affiliate) on behalf of the Member for the Plan Year to the Member’s Testing Compensation for the Plan Year.
(ii)    Average Actual Deferral Percentage means the average (expressed as a percentage) of the Actual Deferral Percentages of the Members in a group, including those Members whose Actual Deferral Percentage is zero.
(b)    For each Plan Year, the amount of Member Salary Deferrals shall be subject to the following:
(i)    For Plan Years beginning on or after January 1, 2001, the Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:
(A)    The Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
(B)    The Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Members who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Members who are non‑Highly Compensated Employees by more than two (2) percentage points.
(ii)    For Plan Years prior to 1997, the Excess Contributions (as defined in Section 5.06) under the Plan shall be eliminated by reducing the Member Salary Deferral of each Highly Compensated Employee in order of Actual Deferral Percentage beginning with the highest percentage. For Plan Years after 1996, the Excess Contributions (as defined in Section 5.06) under the Plan shall be eliminated by reducing the Member Salary Deferral of each Highly Compensated Employee in order of the dollar amount of Member Salary Deferrals on behalf of such Highly Compensated Employee, beginning with the highest dollar amount.
(c)    For purposes of determining the Actual Deferral Percentage of a Member for a Plan Year, a Member Salary Deferral shall be taken into account only if such Member Salary Deferral: (i) is attributed to the Member’s Account as of a date within the Plan Year; (ii) is not contingent upon any subsequent event (except as may be necessary to comply with the Code); (iii) is actually paid to the Trust within one year of the end of the Plan Year; and (iv) relates to Salary Reduction Compensation which would have been received by the Member in the Plan Year but for the Member’s election to defer. Any Member Salary Deferral that fails to satisfy the foregoing requirements shall be treated as a contribution by the Employer which is not subject to Code Section 401(k) or 401(m).

(d)    (i)    For purposes of this Section 5.05, the Actual Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such elective deferrals were made under a single arrangement.
(ii)    If two or more plans are aggregated for purposes of Code Section 410(b) or 401(a)(4), such plans shall be aggregated for purposes of the Average Actual Deferral Percentage test.
Section 5.06.    Return of Excess Contributions.
(a)    Notwithstanding any other provision of the Plan, any amount determined by the Administrative Committee to be an “Excess Contribution” as determined under Section 5.05(b)(ii), shall be distributed to Members who are Highly Compensated Employees by no later than the last day of the Plan Year following the Plan Year in which the Excess Contribution occurred.
(b)    “Excess Contribution” for purposes of this Section 5.06 means a Member Salary Deferral attributable to a Highly Compensated Employee which exceeds the maximum amount of such deferral permitted under Code Section 401(k)(3)(A)(ii), and which is described in Code Section 401(k)(8)(B), plus the income allocable to such amount. The allocable income shall be calculated by multiplying the total income earned on all of the Member Salary Deferrals for the Plan Year in which the Excess Contribution is being returned by a fraction, the numerator being the Member Salary Deferral in excess of the permitted amount and the denominator being the Member’s account balance in his Member Salary Deferral Account and Roth Elective Deferral Account, as applicable, on the Accounting Date of the prior Plan Year. The Excess Contribution otherwise distributable under this Section 5.06 shall be adjusted for investment losses and for prior distributions to the Members affected, as permitted by Treasury Regulations. Effective with respect to nondiscrimination testing for Plans Years beginning on January 1, 2006 and January 1, 2007, income shall be allocated to Excess Contributions otherwise distributable under this Section 5.06 during the period between the end of the Plan Year and the date of distribution of the Excess Contributions (the “Gap Period”) in accordance with the guidance published by the Department of Treasury. Effective with respect to Plan Years beginning on or after January 1, 2008, income shall not be allocated to Excess Contributions during the Gap Period, unless otherwise required pursuant to guidance published by the Department of Treasury. The Excess Contributions attributable to all Highly Compensated Employees, in the aggregate, shall be determined as the sum of the Excess Contributions (if any) determined for each Highly Compensated Employee, as follows: The amount (if any) by which the Member Salary Deferral of each Highly Compensated Employee must be reduced for the Member’s Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan shall be determined. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Deferral Percentage test. The sum of the foregoing reductions determined for each Highly Compensated Employee shall equal the dollar amount of the Excess Contributions attributable to all Highly Compensated Employees, in the aggregate.
Section 5.07.    Catch-up Contributions.
(a)    Notwithstanding any other provision of the Plan (other than this Section 5.07), in accordance with election procedures set forth in Subsection (b) below, a Catch-up Eligible Member (as defined in Subsection (e) below) may make additional Member Salary Deferrals (which, pursuant to Section 6.01(b) below, shall include Roth Elective Deferrals) for any Plan Year, without regard to: (i) the limitations on Member Salary Deferral Elections set forth in Section 5.01; (ii) the limitations provided in Code Sections 401(a)(30), 402(h), 403(b)(1)(E), 404(h), 408(k), 408(p), 415(c) or 457(b)(2) (without regard to Section 457(b)(3)), and without regard to any Plan provisions which effectuate the limitations in this Subsection; (iii) the Actual Deferral Percentage limitations described in Article V of the Plan and Code Section 401(k)(3), but only, in the case of clause (iii) as applied to a Member who is a Highly Compensated Employee, to the extent of the highest amount of Member Salary Deferrals that could be retained under the Plan by such Member for such year in accordance with Article V and Code Section 401(k)(8)(C) (the “Applicable Maximum”); or (iv) except as provided in Code Section 414(v)(4), any of the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416. To the extent the Member Salary Deferrals by a Catch-up Eligible Member for any year exceed the Applicable Maximum, such Member’s Member Salary Deferrals shall be deemed to be Catch-up Contributions under the Plan.
(b)    The Catch-up Contributions by any Member during any Plan Year shall not exceed $6,000 for any year or such other amount as provided under Code Section 414(v). The Catch-Up Contribution elections and changes shall be on a form acceptable to the Administrative Committee in accordance with its rules and regulations.
(c)    This Section 5.07 is intended to comply with Code Section 414(v), Treasury Regulation Section 1.414(v)-1, and any successor or other guidance issued by the Department of Treasury, and accordingly shall be interpreted consistently with such intention.
(d)    “Catch-up Contribution” means a contribution under the Plan by a Catch-up Eligible Member, pursuant to Section 5.07.
(e)    “Catch-up Eligible Member” means a Member who (a) is eligible to make Member Salary Deferrals pursuant to Section 5.01 and (b) is age 50 or older. For purposes of Subsection (b) above, a Member who is projected to attain age 50 before the end of the Plan Year shall be deemed to be age 50 as of January 1 of such Plan Year. The determination of a “Catch-up Eligible Member” shall be made in accordance with the requirements of Treasury Regulation Section 1.414(v)-1 and any successor or other guidance provided under Code Section 414(v) by the Department of Treasury.

ARTICLE VI
ROTH ELECTIVE DEFERRALS
Section 6.01.    General Application.
(a)    Effective as of the later of January 1, 2009 or such other date determined by the Investment Committee in its sole discretion, the Plan will accept Roth Elective Deferrals made on behalf of Members. A Member’s Roth Elective Deferrals will be allocated to a separate account maintained for such contributions as described in Section 6.02 of the Plan.
(b)    Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Member Salary Deferrals for all purposes under the Plan.
Section 6.02.    Separate Accounting.
(a)    Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Member.
(b)    The Plan will maintain a record of the amount of Roth Elective Deferrals in each Member’s Account.
(c)    Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Elective Deferral Account and the Member’s other Accounts under the Plan.
(d)    No contributions (or forfeitures) other than Roth Elective Deferrals and properly attributable earnings will be credited to each Member’s Roth Elective Deferral Account.
Section 6.03.    Correction of Excess Contributions.
In the case of a distribution of Excess Contributions, Roth Election Deferrals will be distributed first and then pre-tax elective deferrals will be distributed. Effective as of January 1, 2009, in the case of a distribution of Excess Contributions, pre-elective tax deferrals will be distributed first and then Roth Elective Deferrals will be distributed.

ARTICLE VII
ALLOCATIONS OF COMPANY CONTRIBUTIONS AND FORFEITURES
Section 7.01.    Contributions.
(a)    Members Eligible to Share in Company Contributions.
The Company Contribution for each Plan Year shall be allocated and credited to the Members’ Company Contributions Account in accordance with this Article as of the last Accounting Date of the Plan Year (immediately following the allocation of income and appreciation in accordance with Section 9.01) among those Members who are Employees of an Employer or an Affiliate on the Accounting Date. Notwithstanding the foregoing, the Company Contributions Account of any Member who (i) is eligible to be credited with a Company Matching Contribution pursuant to Section 2.01(b)(ii) if he does not experience a Severance from Employment, and (ii) experiences a Severance from Employment and immediately thereafter becomes an employee of State Street Bank and Trust Company (“State Street”) in connection with the transfer of certain Investment Management Operation functions for the Company’s Private Client and Institutional businesses to State Street (a “State Street Transferred Employee”) shall be credited with the Company Matching Contribution for the Plan Year in which such transaction occurs (with respect to such Member’s Member Salary Deferrals contributed to the Plan on Salary Reduction Compensation earned prior to Severance from Employment) notwithstanding that such State Street Transferred Employee will not be an Employee of an Employer or an Affiliate on the Accounting Date; provided however, that the Company Matching Contribution shall only be credited to the Company Contributions Account of the State Street Transferred Employees who are Highly Compensated Employees to the extent that such contribution does not violate Code Section 401(a)(4) or 410(b). Notwithstanding anything herein to the contrary, a Member for purposes of Article VII means only those Employees who have satisfied the applicable age and service requirements of Sections 2.01(a), (b)(ii), or (c).
(b)    Allocation of Company Contribution.
The Company Contribution under Section 4.01 for each Plan Year, determined without regard to Section 6.02(c), shall be allocated among the Members eligible for allocation in the proportion which each such Member’s Compensation for such Plan Year while a Member bears to the total Compensation for all Members eligible to share in allocations pursuant to Subsection (a). The Company Contribution under Section 4.02 shall be allocated on the same basis upon which it was determined.
Section 7.02.    Allocation to Company Contributions Accounts.
Effective for Plan Years beginning after December 31, 1989, the entire amount allocated under Section 7.01(b) to a Member for a Plan Year shall be credited to his Company Contributions Account.

Section 7.03.    Actual Contribution Percentage Test.
(a)    As used in this Section 7.03, each of the following terms shall have the meaning for that term set forth below:
(i)    Average Contribution Percentage means the average (expressed as a percentage) of the Contribution Percentages of the Members in a group, including those Members whose Contribution Percentage is zero.
(ii)    Company Matching Contribution means the Company Contribution described in Section 4.02 of the Plan.
(iii)    Contribution Percentage means the ratio (expressed as a percentage) of a Member’s Company Matching Contributions (excluding Company Matching Contributions forfeited hereunder to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions) to the Member’s Testing Compensation for the Plan Year.
(b)    Company Matching Contributions for each Plan Year must satisfy one of the following tests:
(i)    For Plan Years beginning on or after January 1, 2001, the Average Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Members who are non Highly Compensated Employees for the Plan Year multiplied by 1.25; or
(ii)    For Plan Years beginning on or after January 1, 2001, the Average Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Members who are non Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Contribution Percentage for Members who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Members who are non Highly Compensated Employees by more than 2 percentage points.
In satisfying the Actual Contribution Percentage Test set forth above, Member Salary Deferrals may be treated as if they were Company Matching Contributions, provided that the requirements of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) are satisfied. If used to satisfy the Actual Contribution Percentage Test, such Member Salary Deferrals shall not be used to help other Member Salary Deferrals satisfy the Actual Deferral Percentage Test (as described in Section 401(k)(2) of the Code), set forth in Section 5.05 hereof except as otherwise permitted by applicable law.
(c)    For purposes of determining the Contribution Percentage of a Member for a Plan Year, the Member’s Company Matching Contributions shall be taken into account only if such Company Matching Contributions (i) are based on the Member’s Member Salary Deferrals

(which, pursuant to Section 6.01(b) below, shall include Roth Elective Deferrals) for such Plan Year; (ii) are attributed to the Member’s Account as of a date within such Plan Year; and (iii) are paid to the Trust by the end of the twelfth month following the close of such Plan Year. Any Company Matching Contribution that fails to satisfy the foregoing requirements shall be treated as a contribution which is not subject to Code Section 401(m).
(d)    (i)    For purposes of this Section 7.03, the Contribution Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Company Matching Contributions or to make Employee after tax contributions under one or more other plans described in Code Section 401(a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.
(ii)    If two or more plans are aggregated for purposes of Code Section 410(b) or 401(a)(4), such plans shall be aggregated for purposes of the Average Contribution Percentage test.
Section 7.04.    Return of Excess Aggregate Contributions.
(a)    Notwithstanding any other provision of the Plan, any amount determined by the Administrative Committee to be an “Excess Aggregate Contribution” as defined in Subsection (b), shall be distributed to Members who are Highly Compensated Employees by no later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contribution occurred. For Plan Years prior to 1997, the Excess Aggregate Contributions (as defined in Section 7.04(b)) under the Plan shall be eliminated by reducing the Company Matching Contributions of each Highly Compensated Employee in order of Contribution Percentage beginning with the highest percentage. For Plan Years after 1996, the Excess Aggregate Contributions (as defined in Section 7.04(b)) under the Plan shall be eliminated by reducing the Company Matching Contributions of each Highly Compensated Employee in order of the dollar amount of Company Matching Contributions on behalf of such Highly Compensated Employee, beginning with the highest dollar amount.
(b)    “Excess Aggregate Contribution” for purposes of this Section 7.04 means a Company Matching Contribution attributable to a Highly Compensated Employee which exceeds the maximum amount of such Company Matching Contributions permitted under Code Section 401(m)(3), and which is described in Code Section 401(m)(6)(B), plus the income allocable to such amount. The allocable income shall be calculated by multiplying the total income earned on all of the Member’s Company Matching Contributions for the Plan Year in which the Excess Aggregate Contribution is being returned by a fraction, the numerator being the Member Company Matching Contributions in excess of the permitted amount and the denominator being the Member’s account balance in his Company Contribution Account attributable to Company Matching Contributions on the Accounting Date of the prior Plan Year. The Excess Contribution otherwise distributable under this Section 7.04 shall be adjusted for investment losses and for prior distributions to the Members affected, as permitted by Treasury Regulations. Effective with respect to nondiscrimination testing for Plan Years beginning on January 1, 2006 and January 1, 2007, income shall be allocated to Excess Aggregate Contributions during the Gap Period in accordance with guidance published by the Department of Treasury. Effective with respect to Plan Years beginning on or after January 1, 2008, income shall not be allocated to Excess Aggregate Contributions during the Gap Period, unless otherwise required pursuant to guidance published by the Department of Treasury. The Excess Aggregate Contributions attributable to all Highly Compensated Employees, in the aggregate, shall be determined as the sum of the Excess Aggregate Contributions (if any) determined for each Highly Compensated Employee, as follows: The amount (if any) by which the Company Matching Contribution of each Highly Compensated Employee must be reduced for the Member’s Contribution Percentage to equal the highest permitted Contribution Percentage under the Plan shall be determined. To calculate the highest permitted Contribution Percentage under the Plan, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage is reduced by the amount required to cause the Employee’s Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Contribution Percentage Test. The sum of the foregoing reductions determined for each Highly Compensated Employee shall equal the dollar amount of the Excess Aggregate Contributions attributable to all Highly Compensated Employees, in the aggregate.

ARTICLE VIII
ACCOUNTS, ALLOCATIONS AND LOANS
Section 8.01.    Investment Funds.
Subject to the provisions of any applicable state and Federal securities laws and to the regulations and rulings of any regulatory agencies administering such laws, the Trustee shall, at the direction of the Investment Committee, establish separate Investment Funds within and as a part of the Trust Fund for the purpose of investing the balances held in the Accounts and in the Unallocated Forfeitures Account.
Section 8.02.    Separate Accounts.
The Administrative Committee shall maintain a separate Company Contributions Account, Member Contributions Account, Member Salary Deferral Account, Roth Elective Deferral Account, Rollover Account and Loan Account for each Member as relevant. Any amount transferred from a Member’s “Company Matching Contribution Account” under the ECMC Plan (as defined thereunder) shall be held in the Member’s Rollover Account. The Administrative Committee and/or the Investment Committee shall maintain records of each Member’s balance in each such Account and each Investment Fund in which the Account is invested in order to provide an accurate and current statement to the Member pursuant to Section 9.09. Effective January 1, 1995, each account of a participant or beneficiary under the ECMC Plan shall automatically be deemed an Account of the corresponding type under the Plan for the Member or Beneficiary for whom such account was maintained under the ECMC Plan.
Section 8.03.    Investing of the Company Contributions.
All contributions allocated to a Member’s Account shall be allocated among the Investment Funds in accordance with a Member’s investment election(s). If no proper election is on file governing the contributions involved, such contributions shall be invested in the Investment Fund(s) specified for such purpose by the Investment Committee.
Section 8.04.    Elections.
(a)    The Investment Committee shall prescribe such rules as it deems appropriate regarding the form, filing frequency and timeliness of elections under Section 8.03 as well as concerning the percentage or amounts of a contribution which may be invested in an Investment Fund. In these rules, the Investment Committee may specify that each Account of a Member be invested in the Investment Funds selected by the Member in the same proportion, or the Investment Committee may prescribe such other rule as it deems appropriate with respect to any Account. An election properly on file shall remain in force until changed.
Section 8.05.    Inter-Account Transfers.
(a)    A Member may elect, on a form provided by and timely filed with the Investment Committee and/or the Administrative Committee, to transfer all or a portion of the balance of any

Account which is invested in an Investment Fund to one or more other Investment Funds. The Investment Committee and/or the Administrative Committee shall prescribe such rules as it deems appropriate regarding the frequency and timeliness of elections and the percentage of or amount from an Account which may be so transferred.
(b)    A transfer made pursuant to an election pursuant to Subsection (a) shall be effected as soon as administratively practicable immediately following timely receipt by the Investment Committee of the election.
Section 8.06.    Unallocated Forfeiture Account.
The amount held from time to time in the Unallocated Forfeiture Account shall be allocated among the Investment Funds as specified by the Investment Committee.
Section 8.07.    Loans.
(a)    Notwithstanding anything in this Plan to the contrary, the Investment Committee and/or the Administrative Committee, in its discretion, may authorize a loan to a Member who is a “party in interest” with respect to the Plan within the meaning of Section 3(14) of the Act under the circumstances listed in Subsection (b) below:
(b)    (1)    loans shall be made available on a reasonably equivalent basis;
(2)    loans shall not be made available to Highly Compensated Employees in a manner that is more favorable than the manner loans are made available to other Members;
(3)    loans shall bear a reasonable rate of interest;
(4)    loans shall be adequately secured; and
(5)    loans shall provide for repayment over a reasonable period of time.
(c)    Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Member) shall be limited to the lesser of:
(1)    $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Member on the date on which such loan was made, or
(2)    one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Member under the Plan.
For purposes of this limit, all plans of the Employer shall be considered one plan.

(d)    Loans shall provide for level amortization with payment to be made not less frequently than quarterly over a period not to exceed five (5) years, unless the loan is for the purpose of acquiring a dwelling unit used within a reasonable time as the principal residence of the Member. All loans shall be due and payable upon termination of employment.
(e)    All loans shall be made pursuant to a Member loan program. Such loan program shall be established in writing by the Investment Committee and/or the Administrative Committee and must include, but need not be limited to, the following:
(1)    the identity of the person(s) or position(s) authorized to administer the Member loan program;
(2)    a procedure for applying for loans;
(3)    the basis on which loans will be approved or denied;
(4)    limitations, if any, on the types and amounts of loans offered;
(5)    the procedure under the program for determining a reasonable rate of interest;
(6)    the types of collateral which may secure a Member loan; and
(7)    the events constituting default and the steps that will be taken to preserve Plan assets.
Such Member loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Member loan program may be modified or amended by the Investment Committee and/or the Administrative Committee in writing from time to time without the necessity of amending this Section.
(f)    Notwithstanding any other provision to the contrary, a Borrower who has a loan (or loans) outstanding under the SCB Savings or Cash Option Plan for Employees on December 31, 2003 which is transferred to the Plan as a result of the merger of SCB Savings or Cash Option Plan for Employees into the Plan shall be entitled to keep such loan (or loans) outstanding under the Plan until the loan (or loans) is repaid pursuant to the terms of such outstanding loan (or loans).

ARTICLE IX
VALUATION
Section 9.01.    Valuation of Trust Fund.
All changes in the value of each Investment Fund as determined by the Trustee in accordance with the Trust Agreement (including income and expenses and realized and unrealized appreciation and depreciation of assets of the Investment Fund, determined in the case of mutual funds by reference to the net asset value of such mutual funds on the Accounting Date, but excluding Company Contributions, Member Salary Deferrals and contributions or transfers pursuant to Section 5.03 made or allocated subsequent to the last preceding Accounting Date), shall be allocated by the Investment Committee and/or the Administrative Committee among the Company Contributions Accounts, Member Contributions Accounts, Member Salary Deferral Accounts, Roth Elective Deferral Accounts, Rollover Accounts and the Uncashed Check Account, portions of which are held in the Investment Fund as of each Accounting Date pro rata to the value of all such Accounts, respectively, at the last preceding Accounting Date, but first reducing the balance of each such Account as of the last preceding Accounting Date by any distributions from the Account since that Accounting Date.
Section 9.02.    Valuation of Company Contributions Accounts.
The value of a Member’s Company Contributions Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus
(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount of transfer, if any, into such portion and the amount of the Company Contribution, if any, allocable thereto since the last preceding Accounting Date pursuant to Article VII, minus
(d)    any distributions from, and transfers out of, such portion since the last preceding Accounting Date.
Section 9.03.    Valuation of Member Contributions Account.
The value of a Member Contributions Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus

(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount, if any, transferred into such portion pursuant to Section 5.04 in an amount equal to voluntary contributions by the Member to the transferor qualified plan or pursuant to Section 8.05, minus
(d)    any distributions from, and transfers out of, such portion since the last preceding Accounting Date.
Section 9.04.    Valuation of Member Salary Deferral Accounts.
The value of a Member Salary Deferral Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus
(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount, if any, transferred into such portion pursuant to Section 8.05 and the amount of Member Salary Deferrals, if any, allocable thereto since the last preceding Accounting Date, minus
(d)    any distributions from, and transfers out of, such portion since the last preceding Accounting Date.
Section 9.05.    Valuation of Roth Elective Deferral Accounts.
The value of a Roth Elective Deferral Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus
(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount, if any, transferred into such portion pursuant to Section 8.05 and the amount of Roth Elective Deferrals, if any, allocable thereto since the last preceding Accounting Date, minus
(d)    any distributions from, and transfers out of, such portion since the last preceding Accounting Date.

Section 9.06.    Valuation of Rollover Accounts.
The value of a Rollover Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus
(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount of transfer, if any, into such portion since the last preceding Accounting Date pursuant to Section 5.03(a), minus
(d)    any distributions from, and transfers out of, such portion since the preceding Accounting Date.
Section 9.07.    Valuation of Uncashed Check Account.
The value of the Uncashed Check Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:
(a)    the value of such portion as of the last preceding Accounting Date, plus or minus
(b)    all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 9.01, plus
(c)    the amount, if any, transferred into such portion pursuant to Section 10.06(d) since the last preceding Accounting Date, minus
(d)    any distributions from, and transfers out of, such portion since the last preceding Accounting Date.
Section 9.08.    Valuation of Loan Accounts.
The value of a Loan Account as of any Accounting Date shall be the amount of the outstanding principal and accrued interest on the loan held therein plus the amount of any cash held therein as of an Accounting Date.
Section 9.09.    Statement to Members.
The Administrative Committee shall mail or deliver to each Member a statement of the value of his Accounts and his Loan Account, if any, on a quarterly basis.

Section 9.10.    Unallocated Forfeitures Account
The value of the Unallocated Forfeitures Account shall be determined as provided in Section 9.02 applied as if the addition to the Unallocated Forfeitures Account was a Company Contributions Account.

ARTICLE X
DETERMINATION OF BENEFITS
Section 10.01.    Retirement.
Upon a Member’s Retirement on or after his Normal Retirement Date, he shall become entitled, at the time specified in Article XI, to a distribution of his Accounts and his Loan Account, if any, valued as of the Accounting Date specified in Section 11.01.
Section 10.02.    Disability.
Upon a Member’s Retirement on account of his Permanent Disability, the Member shall become entitled, at the time specified in Article XI, to a distribution of his Accounts and his Loan Account, if any, valued as of the Accounting Date applicable under Section 11.02.
Section 10.03.    Death.
Upon a Member’s death, his Eligible Spouse or, if there is no Eligible Spouse or the Eligible Spouse consents in the manner required under Section 2.04(a) to the designation of a Beneficiary, that Beneficiary shall become entitled, at the time specified in Article XI, to a distribution of the then balance of such Member’s Accounts and his Loan Account, if any, valued as of the Accounting Date applicable under Section 11.03; provided, however, that if a valuation date was already fixed for payment pursuant to Article XI due to the Member’s Retirement or Permanent Disability, that date shall be used.
Section 10.04.    Vesting.
(a)    Any Member who is employed by an Employer or an Affiliate on or after September 1, 2007 shall be fully vested in his Company Contributions Account.
(b)    Any Member who is not employed by an Employer or an Affiliate on or after September 1, 2007 and who had Company Contributions credited to his Account as of December 31, 1988 shall at all times be fully (100%) vested in the balance in his Accounts. Effective for Plan Years beginning after December 31, 1988, any individual who became a Member after that date and who is not employed by an Employer or an Affiliate on or after September 1, 2007 shall be fully (100%) vested in the balance in his Accounts if, prior to his Severance from Employment, he completed three (3) Years of Service calculated from the Member’s Employment Commencement Date or reached his Normal Retirement Date prior to his Severance from Employment. A Member shall be at all times fully (100%) vested in the balance in his Member Contributions Account, if any, his Member Salary Deferral Account, if any, his Roth Elective Deferral Account, if any, his Rollover Account, if any, and his Loan Account, if any. In addition, if a Participant dies during a period of qualified military service, he shall be treated as fully (100%) vested in the balance in his Accounts.

(c)    Notwithstanding any other provision to the contrary, each Member who was a participant in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003 shall be fully vested in his Account.
Section 10.05.    Other Severance from Employment.
In the event of a Member’s Severance from Employment other than by reason of death, Retirement or Permanent Disability, he shall be entitled to a distribution of the entire balance in his Member Contributions Account, if any, his Member Salary Deferral Account, if any, his Roth Elective Deferral Account, if any, his Loan Account, if any, his Rollover Account, if any, and the vested balance in his Company Contributions Account, if any, determined as of the Accounting Date applicable under Section 11.04. Such distributions shall be made in the manner and at the time provided in Article XI. The unvested portion of the Member’s Company Contributions Account shall be forfeited upon the Accounting Date coincident with or immediately following the Member’s Severance from Employment.
Section 10.06.    Forfeitures.
(a)    A Member who separates from service prior to the full vesting of his entire Company Contributions Account, shall forfeit the unvested balance in that Account upon the Accounting Date coincident with or immediately following the Member’s Severance from Employment. If the Member subsequently recommences employment prior to incurring five (5) consecutive Breaks in Service, he shall be recredited with the forfeited amounts as soon as administratively feasible upon recommencement of employment.
(b)    Any amount held in an Unallocated Forfeiture Account may be applied to reduce the Company Contribution to be made to the Trust or to pay administrative expenses of the Plan, at the election of the Administrative Committee in its sole discretion. Any Company Contributions made to the Plan in error and any other excess amounts received by the Plan in error may be held in a subaccount under the Unallocated Forfeiture Account until applied in accordance with the foregoing.
(c)    Effective January 1, 1995, amounts credited to the “unallocated forfeitures account” (as defined under the ECMC Plan) under the ECMC Plan shall be transferred to the Unallocated Forfeitures Account.
(d)    Effective on and after September 1, 2007, in the event that any portion of a distribution payable to a Member hereunder shall be unclaimed for a period designated by the Administrative Committee, such amount shall be allocated to the Uncashed Check Account, and if the amount remains unclaimed from such account at the expiration of a period determined by the Administrative Committee, the amount so distributable shall be held in an Unallocated Forfeiture Account until applied in accordance with the foregoing. In the event the Member is located subsequent to his benefit being forfeited, such benefit shall be restored. The Administrative Committee will establish and adopt related rules, regulations and/or administrative guidelines designed to facilitate the administration of unclaimed checks, including the institution of any procedures intended to ascertain the whereabouts of a missing Member, and may cease to implement the procedure set forth in this paragraph and any other related rules, regulations and/or administrative guidelines in its discretion at any time.

ARTICLE XI
TIME AND MANNER OF PAYMENT OF BENEFITS
Section 11.01.    Retirement Benefits.
(a)    Form of Benefits.
(1)    Lump Sum. Except as provided in Section 11.01(a)(2) or (3), retirement benefits, determined pursuant to Section 10.01, shall be paid in a single or partial cash lump sum, valued as of the Accounting Date immediately preceding the payment.
(2)    Installment Option.
(A)    Solely with Respect to Amounts Not Invested in the Secure Income Portfolio. With respect to the portion of a Member’s Account that is invested in any investment vehicle other than the SIP, a Member who has had a Severance from Employment may elect to have his retirement benefits distributed in the form of installment payments, to be paid monthly (or at such other frequency as the Administrative Committee may make available for Members to elect), or in a combination of installment payments and partial cash lump sum distributions, which elections may be modified by the Member in accordance with guidelines determined by the Administrative Committee and the requirements of Code Section 401(a)(9).
(B)    Solely with Respect to Amounts Invested in the SIP.
(i)    Generally. With respect to the portion of a Member’s Account that is invested in the SIP, a Member who has had a Severance from Employment may elect to receive installment payments which shall be paid for the life of the applicable Member monthly or at such other frequency as the Administrative Committee may make available for Members to elect and which payments may be made directly by an insurance company in accordance with the terms of the applicable investment vehicle.
(ii)    Withdrawals after Commencement of Benefits. Notwithstanding anything herein to the contrary, after commencement of a Member’s benefits in the form of installment payments pursuant to Section 11.01(a)(2)(B)(i), such Member may elect to withdraw all or a portion of his Account in the form of a single or partial lump-sum distribution (provided that any partial distribution is at least $1,000), subject to the terms of the applicable investment vehicle. A benefit distribution made pursuant to this Section 11.01(a)(2)(B)(ii) will result in a pro rata reduction of the Member’s remaining installment payments in accordance with the terms of the applicable investment vehicle.

(iii)    Election to Skip Payments after Commencement of Benefits. Notwithstanding anything herein to the contrary, after commencement of a Member’s benefits in the form of installment payments pursuant to Section 11.01(a)(2)(B)(i), such Member may elect to skip certain future installment payments, subject to the terms of the applicable investment vehicle and the requirements of Code Section 401(a)(9). Such election made pursuant this Section 11.01(a)(2)(B)(iii) will not result in an automatic recalculation of the Member’s installment payments to be paid in the Member’s future Birthday Years, but will result in a recalculation of the remaining benefit payments to be paid in the Member’s Birthday Year in which such election to skip an installment payment is effective. Notwithstanding the foregoing, in accordance with the terms of the applicable investment vehicle, payments in future Birthday Years may be adjusted.
(3)    Qualified Joint and Survivor Benefit - Solely for Amounts Invested in the SIP. Solely with respect to the portion of a Member’s Account that is invested in the SIP, unless the Member elects otherwise in accordance with the provisions set forth in Section 11.01(b) below, the entire amount of his vested Account that is invested in the SIP shall be used to provide a nonforfeitable and nontransferable “qualified joint and survivor” benefit with a guaranteed payment stream provided by an insurance company (selected by the Investment Committee) in accordance with the terms of the applicable investment vehicle. For purposes hereof, a “qualified joint and survivor” benefit means (i) with respect to a married Member, a periodic benefit payment for the life of the Member with a periodic benefit payment paid to the surviving Member’s Spouse for the life of the Member’s Spouse that is 50% of the amount of the benefit payment which is payable during the life of the Member, and (ii) with respect to an unmarried Member, a periodic benefit payment for the life of the Member. A married Member who is entitled to a 50% joint and survivor benefit may alternatively select without the consent of the Member’s Spouse, in accordance with the provisions set forth in Section 11.01(b) below, a survivor benefit that is 75% of the amount of the periodic benefit payment which is payable during the life of the Member, which is intended to satisfy the requirements for a qualified optional survivor annuity under Section 401(a)(11)(A) of the Code.
(b)    Administrative Procedures. A Member who wishes to commence the distribution of his Retirement benefits shall notify the Administrative Committee of such intent no sooner than thirty (30) days following the Member’s Severance from Employment. Such distribution shall be made to the Member on or as soon as administratively feasible following the retirement pension starting date selected by the Member as provided below. The Member may only select a retirement pension starting date which may not be more than one hundred-eighty (180) days after such election and, except as provided below, may not be less than thirty (30) days after such election. Except as provided below, the Administrative Committee shall provide the Member with a notice as to his or her rights and benefits under the Plan not more than one-hundred-eighty (180) days or less than thirty (30) days prior to the Member’s Accounting Date.

Solely with respect to the portion, if any, of a Member’s Account that is invested in the SIP, such written notice shall notify the Member in writing of his right to waive payment of his benefit in the form of a “qualified joint and survivor” benefit and to elect another form of benefit provided under Section 11.01(a), and shall include an explanation of the terms and conditions of the “qualified joint and survivor” benefit, the right to waive that form of benefit (and the effect of doing so), the right to revoke the waiver and the rights of his Spouse under the law.
Subject to the terms of the applicable investment vehicle, if a Member Activates the portion of his Account invested in the SIP, he may not invest any additional funds in the SIP.
Notwithstanding the foregoing, a Member may elect a retirement pension starting date earlier than thirty (30) days after receiving such notice from the Company, provided that:
(A)    the Administrative Committee clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving such notice to consider the decision of whether or not to elect a distribution; and
(B)    the distribution commences no less than seven (7) days after such notice is provided.
(c)    Spousal Consent.
(1)    With Respect to Amounts Subject to the Joint and Survivor Benefit Requirement. In the case of a Member who has a Spouse, with respect to the portion of a Member’s Account that is subject to the “joint and survivor” benefit requirement pursuant to Section 11.01(a)(3) above, an election to waive payment of the Member’s benefit in the form of a “qualified joint and survivor” benefit or to designate a Beneficiary other than the Member’s Spouse shall not be effective without the written consent of the Member’s Spouse. Such elections described above shall also designate a Beneficiary (and a form of benefits) which may not be changed without consent of the Spouse. Such consent shall contain an acknowledgment of the effect upon the Spouse of the waiver by the Member of benefits in the form of a “qualified joint and survivor” benefit. A Member may revoke an election to waive payment in the form of a “qualified joint and survivor” benefit (without spousal consent) at any time during the election period specified in Section 11.01(b). Such consent shall be obtained within the 180-day period ending on the retirement pension starting date, as described in Section 11.01(b), and shall be irrevocable.
(2)    With Respect to Amounts Not Subject to the Joint and Survivor Benefit Requirement. In the case of a Member who has a Spouse, with respect to the portion of a Member’s Account that is not subject to the “joint and survivor” benefit requirement pursuant to Section 11.01(a)(3) above, an election to designate a Beneficiary other than the Member’s Spouse shall not be effective without the written consent of the Member’s Spouse. For the avoidance of doubt, subject to the terms of the applicable investment vehicle, a Member is not required to select the same distribution options nor select the same Beneficiary with respect to the portion of his account not subject to the “joint and survivor” benefit requirement pursuant to Section 11.01(a)(3) as he does for the portion of his Account subject to such requirement.
(3)    Administrative Procedures. Spousal consent shall not be required if it is established to the satisfaction of the Committee that consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may exist as may be prescribed by regulations. Any election or revocation of an election by a Member, or spousal consent by a Spouse pursuant to this Section 11.01(c) shall be made on an appropriate form and shall not be deemed effective until delivered in writing to the Administrative Committee or its designee. Any spousal consent obtained pursuant to this Section 11.01(c) shall be witnessed by a notary public.
(d)    Qualified Domestic Relations Orders. Notwithstanding anything herein to the contrary and subject to the terms of the applicable investment vehicle, if a “qualified domestic relations order,” as defined in Code Section 414(p), is issued before the time a Member Activates the portion of his Account invested in the SIP, the Member’s “alternate payee” shall not be eligible to receive a secure income withdrawal amount under the SIP and the Administrative Committee, or its designee, shall be authorized to transfer any amount under the Lifetime Income Strategy to which the alternate payee has a right to a different investment portfolio under the Lifetime Income Strategy in accordance with the procedures set forth by the Administrative Committee. If a “qualified domestic relations order” is issued after the time a Member Activates the portion of his Account invested in the SIP, the alternate payee will receive an amount based upon the percentage of the SIP awarded under such qualified domestic relations order until (1) if a single-life form of withdrawal has been elected, the Member’s death or (2) if a joint-life form of withdrawal has been selected, the death of the joint-Spouse alternate payee.
(e)    Death of Member. Notwithstanding anything herein to the contrary and subject to the terms of the applicable investment vehicle, if a Member dies before the time such Member Activates the portion of his Account invested in the SIP, the Member’s Beneficiary shall not be entitled to receive any secure income withdrawal amount and the Administrative Committee, or its designee, shall transfer the portion of such deceased Member’s Account to an investment portfolio under the Lifetime Income Strategy other than the SIP in accordance with the procedures set forth by the Administrative Committee. If a Member dies after the time such Member Activates the portion of his Account invested in the SIP, (1) if a single-life form of withdrawal has been elected, all benefits attributable to the secure income withdrawal amount shall cease upon the death of the Member but (2) if a joint-life form of withdrawal has been elected, the Member’s Spousal Beneficiary shall continue to receive the secure income withdrawal amount until the time of such Spouse’s death, provided that such Spouse is the same Spouse who was designated as the Member’s Beneficiary at the time of Activation.
(f)    Compliance with Applicable Guidance. Notwithstanding anything herein to the contrary, this Section 11.01 is intended to, and shall be interpreted to, comply with Internal Revenue Service Private Letter Ruling 201048044 issued to the Company on September 9, 2010 and other applicable law.

Section 11.02.    Disability Benefits.
Disability benefits, determined pursuant to Section 10.02 shall be paid or commence to be paid at the time and in the manner provided in Section 11.01 (substituting Permanent Disability for Retirement).
Section 11.03.    Death Benefits.
Subject to Section 11.01(e), death benefits, determined pursuant to Section 10.03, shall be paid to the Member’s Beneficiary at the time and in the manner provided in Section 11.01 (substituting death for Retirement), subject to Code Section 401(a)(9). Notwithstanding the foregoing, for periods prior to January 1, 2011, death benefits, determined pursuant to Section 10.03, shall be paid to the Member’s nonspousal Beneficiary in a single cash sum as soon as reasonably practicable after the Member’s death.
Section 11.04.    Termination Benefits.
The benefits payable to a Member upon his Severance from Employment, determined pursuant to Section 10.05, shall, subject to Section 11.09, be paid or commence to be paid at the time and in the manner provided in Section 11.01 (substituting Severance from Employment for Retirement).
Section 11.05.    Direct Rollover Distributions.
(a)    Upon receiving directions from a Member who is eligible to receive a distribution from the Plan pursuant to the provisions of this Article XI which constitutes an “eligible rollover distribution,” as defined in Code Section 402(c)(4), to transfer all or any part of such distribution to an “eligible retirement plan,” as defined in Code Section 402(c)(8)(B) or to a Roth IRA as discussed in Code Section 408A (subject to the restrictions therein), the Administrative Committee shall cause the portion of the distribution which the Member has elected to so transfer to be transferred directly to such “eligible retirement plan”; provided, however, that the Member shall be required to notify the Administrative Committee of the identity of the eligible retirement plan at the time and in the manner that the Administrative Committee shall prescribe and the Administrative Committee may require the Member or the eligible retirement plan to provide a statement that the eligible retirement plan is intended to be qualified under Code Section 401(a) (if the plan is intended to be so qualified) or otherwise meets the requirements necessary to be an “eligible retirement plan.”
(b)    Notwithstanding anything herein a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)    Eligible rollover distributions from a Member’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Member’s Account balance under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.
(d)    Upon receiving instructions from a Beneficiary who is the Member’s Eligible Spouse or an alternate payee under a “qualified domestic relations order” as defined in Code Section 414(p), in either case who is eligible to receive a distribution pursuant to the provisions of Article VIII that constitutes an “eligible rollover distribution” as defined in Code Section 402(c)(4), to transfer all or any part of such distribution to a plan that constitutes an “eligible retirement plan” under Code Section 402(c)(8)(B) with respect to that distribution, the Administrative Committee shall cause the portion of the distribution which such Eligible Spouse or alternate payee has elected to so transfer to the eligible retirement plan so designated.
(e)    The Administrative Committee may accomplish the direct transfer described in Subsection (a) or (b), as applicable, by delivering a check to the Member, Eligible Spouse or alternate payee (in each case, a “Distributee”) which is payable to the trustee, custodian or other appropriate fiduciary of the “eligible retirement plan,” or by such other means as the Administrative Committee may in its discretion determine. The Administrative Committee may establish such rules and procedures regarding minimum amounts which may be the subject of direct transfers and other matters pertaining to direct transfers as it deems necessary from time to time.
(f)    In the case of an “eligible rollover distribution” to a nonspousal distributee (a “Nonspouse Rollover”), an “eligible retirement plan” is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) that was established for the purpose of receiving the distribution on behalf of such nonspousal distributee. Effective as of January 1, 2008, the definition of “eligible retirement plan” shall also include a Roth IRA described in Code Section 408A (subject to the limitations therein). In order for such eligible retirement plan to accept a Nonspouse Rollover on behalf of a nonspousal distributee (1) a direct trustee-to-trustee transfer must be made to such eligible retirement plan and shall be treated as an eligible rollover distribution for purposes of the Code, (2) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)) for purposes of the Code, and (3) Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such plan. Any Nonspouse Rollover shall be made in accordance with the Pension Protection Act of 2006, Internal Revenue Service Notice 2007-7 and any subsequent guidance.
Section 11.06.    Latest Commencement of Benefits.
Notwithstanding other provision of the Plan to the contrary, a Member shall be eligible to receive payment, or to commence payment, under the Plan of his benefits no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:
(a)    the Member’s attainment of age his Normal Retirement Date;

(b)    The tenth (10th) anniversary of the year in which the Member began participation in the Plan; or
(c)    The Member’s Severance from Employment.
Section 11.07.    Indirect Payment of Benefits.
If any Member or Beneficiary is, in the judgment of the Administrative Committee, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Member or Beneficiary or, if none, to any other person or institution, which, in the opinion of the Administrative Committee, is then maintaining or has custody of such Member or Beneficiary. Such payment shall constitute a full discharge with respect to the obligations hereunder.
Section 11.08.    Limitations on Distributions.
Notwithstanding anything to the contrary contained in this Plan:
(a)    The entire interest of each Member must either:
(1)    be paid to him not later than the Required Beginning Date; or
(2)    commence to be paid to him by not later than the Required Beginning Date and paid, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Member or the joint and last survivor life expectancy of the Member and his Designated Beneficiary; provided, however, that if the distribution of a Member’s Account balances has commenced in accordance with this Paragraph (2), any portion remaining to be distributed at the Member’s death shall continue to be distributed at least as rapidly as under the method of distribution in effect as of such Member’s death.
(b)    If a Member dies prior to the commencement of distributions to him in accordance with Paragraph (a)(2), the entire interest of the Member shall be distributed:
(1)    not later than December 31 of the calendar year which contains the fifth anniversary of the Member’s death; or
(2)    where distribution is to be made to the Member’s Designated Beneficiary, commencing
(A)    on or before December 31 of the calendar year immediately following the calendar year in which the Member died; or
(B)    if the Designated Beneficiary is the Member’s surviving Spouse, no later than the later of the date described in Paragraph (A), above or December 31 of the calendar year in which such Member would have attained age seventy and one half (70 1/2), and payable, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Designated Beneficiary.
(c)    For purposes of Paragraphs (a)(2) and (b)(2), prior to the Required Beginning Date, the Member (or his Spouse, if the Spouse is the Member’s Beneficiary) may make an irrevocable election to have the Member’s (and/or his Spouse’s) life expectancy recalculated not more frequently than annually. If no such election is made prior to the Member’s Required Beginning Date, the Member’s (and/or his Spouse’s) life expectancy shall automatically be recalculated annually.
(d)    Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member’s child shall be treated as if it had been paid to such Member’s surviving Spouse if such amount will become payable to such Spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.
(e)    For purposes of this Section 11.08, the term “Designated Beneficiary” shall mean a Member’s surviving Spouse or an individual designated by the Member pursuant to Section 2.04.
(f)    Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 11.08 shall be construed in a manner that complies with Code Section 401(a)(9) and, with respect to distributions made on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations thereunder that were proposed in January 2001, the provisions of which are hereby incorporated by reference. This Subsection (f) shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
(g)    Effective as of January 1, 2003, notwithstanding anything to the contrary contained in this Plan, distributions shall be made in a manner that complies with Code Section 401(a)(9) and Appendix A attached hereto.
(h)    Each Member who (i) attained age 70-½ before January 1, 1999, (ii) commenced distributions pursuant to Code Section 401(a)(9) and (iii) is an Employee of the Employer on January 1, 2004, may make an irrevocable affirmative election, subject to the terms of any applicable “qualified domestic relations order” as defined in Section 414(p) of the Code, to cease receiving such distributions at any time prior to the Member’s Severance from Employment.
Section 11.09.    Consent to Distributions.
No amount shall be distributed to a Member pursuant to Section 11.01, 11.02 or 11.04 without his written consent, unless the amount to be distributed to the Member is not in excess of $1,000 ($5,000 prior to March 28, 2005). Notwithstanding the foregoing, if a Member is receiving distributions under the Plan in the form of an installment option pursuant to Section 11.01(a)(2), the Member’s Account will not be subject to an automatic distribution pursuant to the preceding sentence even if the value of such Account is not in excess of $1,000. In the event a Member’s consent to a distribution is required pursuant to this Section 11.09, such distribution shall be made or commence to be made as soon as reasonably practicable after the Accounting Date coincident with or next following the date on which such consent is received by the Administrative Committee.
Section 11.10.    Pre-Retirement Distribution.
(a)    On or after a Member’s attainment at age 59-½, the Administrative Committee, at the election of the Member, shall direct the Trustees to make an in-service distribution of any portion of the vested balance of the Member’s Account.
(b)    Effective on and after September 1, 2007, each Member may elect to withdraw all or a portion of his Member Contributions Account and the actual earnings thereon at any time. Prior to such date, only a Member who was a participant in the SCB Savings or Cash Option Plan for Employees could elect to withdraw his Member Contributions Account and the actual earnings thereon.
(c)    In the event that the Administrative Committee makes a distribution pursuant to this Section 11.10, the Member shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section 11.10 shall be made in a manner consistent with other applicable provisions of this Article XI, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.
Section 11.11.    Partial Withdrawals.
Effective on and after September 1, 2007, a Member who has a Severance from Employment but who has not otherwise been paid the balance of his Account pursuant to this Article XI may at any time request a partial distribution of his Account in a minimum amount equal to $1,000 (or the Account balance, if less than $1,000).

ARTICLE XII
ADMINISTRATION OF THE PLAN
Section 12.01.    Administrative Committee.
There is hereby created an Administrative Committee for the Plan. The general administration of the Plan on behalf of the Plan Administrator shall be placed in the Administrative Committee.
Section 12.02.    Investment Committee.
There is hereby created an Investment Committee for the Plan which shall oversee the investment of the assets of the Trust Fund subject to ERISA.
Section 12.03.    Payment of Benefits (Administrative Committee).
The Administrative Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits on order of the Administrative Committee. In the event that the Trust Fund shall be invested in whole or in part in one or more insurance contracts, the Administrative Committee shall be authorized to give to any insurance company issuing such a contract such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.
Section 12.04.    Powers and Authority; Action Conclusive (Administrative Committee).
Except as otherwise expressly provided in the Plan or in the Trust Agreement, or by the Investment Committee, the Administrative Committee shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan, Trust Agreement and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan and the Trust. Subject to the immediately preceding sentence, the Administrative Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Administrative Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.
Without limiting the generality of the foregoing, the Administrative Committee has the complete authority, in its sole and absolute discretion, to:
(1)    Determine all questions arising out of or in connection with the interpretation of the terms and provisions of the Plan except as otherwise expressly provided herein;
(2)    Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of the trust established under the Trust Agreement as required for tax purposes;

(3)    Construe all terms, provisions, conditions of and limitations to the Plan;
(4)    Determine all questions relating to (A) the eligibility of persons to receive benefits hereunder, (B) the periods of service, including Hours of Service, Credited Service and Years of Service, and the amount of Compensation of a Member during any period hereunder, and (C) all other matters upon which the benefits or other rights of a Member or other person shall be based hereunder;
(5)    Determine all questions relating to the administration of the Plan (A) when disputes arise between the Employer and a Member or his Beneficiary, Spouse or legal representatives, and (B) whenever the Administrative Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan; and
(6)    Interpret Plan terms to reflect the Company’s intent, such that in the event of a scrivener’s error that renders a Plan term inconsistent with the Company’s intent, the Company’s intent controls, and any inconsistent Plan term is made expressly subject to this requirement.
All determinations made by the Administrative Committee with respect to any matter arising under the Plan Trust Agreement and any other Plan documents shall be final and binding on all parties. The foregoing list of powers is not intended to be either complete or exclusive and the Administrative Committee shall, in addition, have such powers as the Plan Administrator deems appropriate and delegates to it and such powers as may be necessary for the performance of its duties under the Plan and the Trust Agreement.
Section 12.05.    Reliance on Information (Administrative Committee).
The members of the Administrative Committee and any Employer or affiliate thereof (including the Company) and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by the Company or an affiliate thereof or the Administrative Committee, and the members of the Administrative Committee and any Employer or affiliate thereof (including the Company) and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.
Section 12.06.    Actions to be Uniform; Regular Personnel Policies to be Followed.
Any discretionary actions to be taken under this Plan by the Administrative Committee or Investment Committee with respect to the classification of the Employees, contributions, or benefits shall be uniform in their nature and applicable to all Employees similarly situated. With respect to service with the Employer, leaves of absence and other similar matters, the Administrative Committee shall administer the Plan in accordance with the Employer’s regular personnel policies at the time in effect.

Section 12.07.    Fiduciaries.
Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. The Company is the Named Fiduciary under the Plan. The Named Fiduciary and any fiduciary designated by the Named Fiduciary to whom such power is granted by the Named Fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.
Section 12.08.    Plan Administrator.
The Company shall be the administrator of the Plan, as defined in Section 3(16)(A) of the Act, and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company or its authorized designee shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.
Section 12.09.    Notices and Elections (Administrative Committee).
A Member shall deliver to the Administrative Committee all directions, orders, designations, notices or other communications on appropriate forms to be furnished by the Administrative Committee. The Administrative Committee shall also receive notices or other communications directed to Members from the Trustee and transmit them to the Members. All elections which may be made by a Member under this Plan shall be made in a time, manner and form determined by the Administrative Committee unless a specific time, manner or form is set forth in the Plan.
Section 12.10.    Misrepresentation of Age.
In making a determination or calculation based upon a Member’s age, the Administrative Committee shall be entitled to rely upon any information furnished by the Member. If a Member misrepresents the Member’s age, and the misrepresentation is relied upon by a Member Company, an affiliate thereof (including the Company) or the Administrative Committee, the Administrative Committee will adjust the Member’s benefit to conform to the Member’s actual age and offset future monthly payments to recoup any overpayments caused by the Member’s misrepresentation.
Section 12.11.    Decisions of Administrative Committee are Binding.
The decisions of the Administrative Committee with respect to any matter it is empowered to act on shall be made in the Administrative Committee’s sole discretion and shall be final, conclusive and binding on all persons, based on the Plan documents. In carrying out its functions under the Plan, the Administrative Committee shall endeavor to act by general rules so as to administer the Plan in a uniform and nondiscriminatory manner as to all persons similarly situated.

Section 12.12.    Spouse’s Consent.
In addition to when such consent is expressly required by the terms of this Plan, the Administrative Committee may, in its sole discretion, also require the written consent of the Employee’s Spouse to any other election or revocation of election made under this Plan before such election or revocation shall be effective.
Section 12.13.    Accounts and Records.
The Administrative Committee and Investment Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. The Administrative Committee shall report annually to the Board on the performance of its responsibilities and on the performance of any trustee or other persons to whom any of its powers and responsibilities may have been delegated and on the administrative operation of the Plan for the preceding year. The Investment Committee shall report annually to the Board on the performance of its responsibilities and on the performance of any trustee, investment manager, insurance carrier or persons to whom any of its powers and responsibilities may have been delegated and on the financial condition of the Plan for the preceding year.
Section 12.14.    Forms.
To the extent that the form or method prescribed by the Administrative Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan, such form shall be evidence of (a) the Administrative Committee’s interpretation, construction and administration of this Plan and (b) decisions or rules made by the Administrative Committee pursuant to the authority granted to the Administrative Committee under the Plan.
Section 12.15.    Liability and Indemnification.
The functions of the Trustees, Administrative Committee, the Investment Committee, the Board, and the Employer under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Members and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan). The Administrative Committee, the Investment Committee, the Board, and the Employer shall carry out their respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No member of the Administrative Committee or Investment Committee and no officer, director, or employee of the Employer shall be liable for any action or inaction with respect to his functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above.

The Company shall indemnify and hold harmless any person who, by virtue of membership on the Board, Administrative Committee, Investment Committee or any other committee or by virtue of such person’s status as a director, officer or employee of the Employer, is deemed or held to be a fiduciary of the Plan within the meaning of the Act, to the extent not covered by the Company’s insurance, against any and all claims, loss, damages, expenses, including legal fees and other expenses of litigation and liability arising from any action or failure to act, provided that such act or failure to act is not judicially determined to be due to the gross negligence or willful misconduct of such person, except that the Company may, in its sole discretion, elect not to enforce this provision in a case of gross negligence or willful misconduct. Further, no member of the Administrative Committee or Investment Committee shall be personally liable merely by virtue of any instrument executed by him or on his behalf as a member of the Administrative Committee or Investment Committee. The Company may secure and maintain in full force and effect such insurance as may be reasonably available on behalf of the persons described in this section, to cover liability or losses from which the Company is obligated to indemnify such persons. The amount and conditions of such insurance shall be determined by the Company in its sole discretion.
Section 12.16.    Claim and Appeal Procedure.
(a)    Initial Claim.
(1)    Any claim by an Employee, Member or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Administrative Committee (or its designee) for such purpose. The Administrative Committee (or its designee) shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit. An authorized representative of a Claimant may act on behalf of the Claimant in pursuing a benefit claim or any subsequent appeal of an adverse benefit determination hereunder. If a Claimant is denied benefits under the Plan, the Administrative Committee (or its designee) shall notify the Claimant in writing of the denial of the claim within ninety (90) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after the Administrative Committee receives the claim, provided that in the event of special circumstances such period may be extended.
(2)    In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:
(A)    With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the ninety (90) day period may be extended for a period of up to ninety (90) days (for a total of one hundred eighty (180) days). If the initial ninety (90) day period is extended, the Administrative Committee or its designee shall notify the Claimant in writing within ninety (90) days of receipt of the claim. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Administrative Committee expects to make a determination with respect to the claim. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.
(B)    With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended as follows:
(I)    Initially, the forty-five (45) day period may be extended for a period to up to an additional thirty (30) days (the “Initial Disability Extension Period”), provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and, within forty-five (45) days of receipt of the claim, the Administrative Committee or its designee notifies the Claimant in writing of such extension, the special circumstances requiring the extension of time, the date by which the Administrative Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.
(II)    Following the Initial Disability Extension Period the period for determining the Claimant’s claim may be extended for a period of up to an additional thirty (30) days, provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and within the Initial Disability Extension Period, notifies the Claimant in writing of such additional extension, the special circumstances requiring the extension of time, the date by which the Administrative Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.
(III)    Any notice of extension pursuant to this Paragraph (B) shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information.
(IV)    If an extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.
(3)    Reserved.
(4)    If a claim is wholly or partially denied, the notice to the Claimant shall set forth:
(A)    The specific reason or reasons for the denial;
(B)    Specific reference to pertinent Plan provisions upon which the denial is based;
(C)    A description of any additional material information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;
(D)    Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and
(E)    A statement of the Claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse determination on review.
(5)    In addition, in the case of a disability claim that is wholly or partially denied, the notice to the Claimant shall set forth:
(A)    if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request; and
(B)    if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.
(b)    Claim Denial Review.
(1)    If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Administrative Committee. Any request for review of a claim must be made in writing to the Administrative Committee no later than sixty (60) days (or within one hundred and eighty (180) days if the claim involves a determination of a claim for disability benefits) after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied. The Claimant or his duly authorized representative may:
(A)    Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and
(B)    Submit written comments, documents, records, and other information relating to the claim. The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.
(2)    The decision of the Administrative Committee upon review shall be made within sixty (60) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:
(A)    With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the sixty (60) day period may be extended for a period of up to sixty (60) days.
(B)    With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended for a period of up to forty-five (45) days.
(3)    If the sixty (60) day period (or forty-five (45) day period where the claim involves a determination of a claim for disability benefits) is extended, the Administrative Committee or its designee shall, within sixty (60) days (or within forty‑five (45) days if the claim involves a determination of a claim for disability benefits) of receipt of the claim for review, notify the Claimant in writing. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Administrative Committee expects to make a determination with respect to the claim upon review. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.
(4)    The Administrative Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend. If a hearing is held, the Claimant shall be entitled to be represented by counsel.

(5)    The Administrative Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing. If the claim upon review is denied, the notice to the Claimant shall set forth:
(A)    The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;
(B)    A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and
(C)    A statement of the Claimant’s right to bring a civil action under Section 502(a) of the Act.
(D)    In addition, in the case of a disability claim that is wholly or partially denied, the notice to the Claimant shall set forth:
(I)    if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and
(II)    if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.
(6)    Any review of a claim involving a determination of a claim for disability benefits shall not afford deference to the initial adverse benefit determination and shall not be determined by any individual who made the initial adverse benefit determination or a subordinate of such individual. In deciding a review of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Administrative Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.
(c)    All interpretations, determinations and decisions of the Administrative Committee with respect to any claim, including without limitation the appeal of any claim, shall be made by the Administrative Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.
(d)    The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation. In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.
(e)    No legal or equitable action for benefits under the Plan, to enforce the Claimant’s rights under the Plan, or to clarify the Claimant’s right to future benefits under the Plan may be brought unless and until the Claimant has followed the claims and appeal procedures that are described in this Section 12.16 and the benefits requested by the Claimant have been denied in whole or in part, or there is any other adverse benefit determination.
In addition, no legal or equitable action for benefits under the Plan, to enforce the Claimant’s rights under the Plan, to clarify the Claimant’s rights to future benefits under the Plan, or against the Plan Administrator or any other Plan fiduciary may be brought more than one (1) year following the earlier of: (i) the date that such one-year limitations period would commence under applicable law, (ii) the date upon which the Claimant knew or should have known that the Claimant did not receive an amount due under the Plan, and (iii) the date on which the Claimant fully exhausted the Plan’s administrative remedies. All lawsuits commenced after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable. Nothing in this paragraph shall be construed to extend any otherwise applicable statute of limitations period set forth under ERISA or any under any other applicable law.

Section 12.17.	Elections by Former Employees of Equitable Capital Management Corporation
Any designation or election by a Member or the beneficiary of a Member who had an account balance under the ECMC Plan on December 31, 1994, including, without limitation, a designation of one or more beneficiaries, investment elections or an election to receive a distribution that was in effect under the ECMC Plan as of that date for the corresponding purpose under this Plan shall continue to be effective under this Plan, as if made in respect of this Plan, until otherwise changed in accordance with the terms of this Plan or any rules or procedures established by the Administrative Committee.

Section 12.18.	Overpayments
(a)    Obligation to Pay Excess Amounts: By accepting benefits under the Plan, Members and Beneficiaries agree that in the event such individual receives any payment from the Plan in excess of the amount which such individual is entitled to receive under the Plan (including, without limitation, due to mistake of fact or law, reliance on false or fraudulent statements, information or proof submitted by a claimant, or continuation of payments after the death of a Member or a Beneficiary) (“Excess Payments”), a Member, or if applicable, Beneficiary, shall be obligated to repay such Excess Payments to the Plan upon receipt of a written notice by the Administrative Committee (or any other designee duly authorized by the Administrative Committee) requesting such repayment.
(b)    Recovery by Plan: The Administrative Committee shall have full authority, in its sole discretion, to recover the amount of any Excess Payments (plus interest, attorney’s fees and costs) paid by the Plan to or on behalf of any Member or Beneficiary. Such authority shall include, but shall not be limited to, the right to:
(1)    seek the Excess Payment in a lump sum from such individual;
(2)    reduce future benefits payable to the individual who received the overpayment;
(3)    reduce future benefits payable to a Beneficiary who is, or may become, entitled to receive payments under the Plan; and
(4)    initiate legal action or take such other legal action as may be necessary or appropriate to recover any overpayment (plus interest, attorney’s fees and costs).

ARTICLE XII
THE TRUST FUND
Section 13.01.    The Trust Agreement.
The Company shall enter into a Trust Agreement for the establishment of the Trust with one or more individuals or with a bank or trust company organized and doing business under the laws of the United States or of any state and authorized under the laws of its jurisdiction of incorporation to exercise corporate trust powers. The Trust Agreement shall be deemed to form a part of the Plan, and all rights which may accrue to any Person under the Plan shall be subject to the terms of the Trust Agreement.
Section 13.02.    Trustee’s Power and Duties.
The Trustee shall manage and control the Trust Fund in accordance with the terms of the Trust Agreement.
Section 13.03.    Use of Trust Fund.
The Trust Fund shall be used to provide the benefits and pay the expenses of this Plan and of the Trustee, and no part of the corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries under this Plan and the payment of expenses of the Plan and Trust. A transaction between the Plan and a common or collective trust fund or pooled investment fund maintained by a party in interest which is a bank or trust company supervised by a State or Federal agency, or a pooled investment fund of an insurance company qualified to do business in a State, and listed on Appendix B as amended from time to time shall be permitted in accordance with Section 408(b)(8) of the Act if the transaction is a sale or purchase of an interest in the fund, and the bank, trust company, or insurance company receives not more than reasonable compensation. All or any part of the assets of the Trust Fund may be invested in any group trust which then provides for the pooling of the assets of plans described in Code Section 401(a) and is exempt from tax under Code Section 501(a) in accordance with Revenue Ruling 81-100 and Revenue Ruling 2004-67, provided that the provisions of the document governing such group trust, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Plan.
Section 13.04.    Payment of Expenses.
All administrative and other expenses of the Plan and Trust shall be paid out of the Trust Fund unless paid by the Company. Taxes related to the unrelated business taxable income of the Trust that are paid out of the Trust Fund, shall be paid from and charged solely to the Account or Accounts involved, either on a specific or proportionate basis, as determined by the Administrative Committee. The Company may make advances or extend credit to the Plan for the purpose of paying Plan benefits or expenses to the extent permitted, and in accordance with, applicable law.

ARTICLE XIV
CERTAIN RIGHTS AND OBLIGATIONS OF THE COMPANY
Section 14.01.    Disclaimer of Liability.
(a)    Although it is the intention of the Company to continue this Plan and to make substantial and regular contributions each year, nothing contained in this Plan or the Trust Agreement shall be deemed to require the Company to make any contributions whatsoever under this Plan or to continue the Plan.
(b)    Nothing in this Plan shall be construed as the assumption by the Company of the obligation for any payment of any benefits or claims hereunder, and Members and their Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment of any benefit hereunder.
(c)    The rights of the Members, their Beneficiaries and all other persons are hereby expressly limited to those stated in, and shall be construed only in accordance with, the Provisions of the Plan.
Section 14.02.    Termination.
The Company reserves the right in its sole discretion to terminate this Plan at any time. A “termination” shall be deemed to take place if the Company terminates the Plan, partially terminates it (within the meaning of Code Section 411(d)(3)(A)) or completely discontinues contributions under this Plan. (For this purpose a suspension of contributions which is merely temporary shall not be deemed a complete discontinuance.) In the event of a termination, the Company may direct the Trustee to continue to maintain the Trust, and the assets thereof shall be applied at the continued direction of the Administrative Committee in accordance with this Plan. Upon termination of the Trust, distribution to each Member shall be made as soon as practicable thereafter in the manner described in Section 11.01. Until fully distributed, Members’ accounts shall be revalued from time to time in accordance with Section 9.01. Upon termination or partial termination of the Plan, the rights of all affected Members to the amounts credited to their Accounts to the date of such termination shall become non forfeitable.
Section 14.03.    Employer-Employee Relationship.
The adoption of this Plan shall in no way be construed as conferring any legal or other rights upon any Employee or any Person with respect to continuation of employment, nor shall it in any way interfere with the right of an Employer to discharge any Employee or otherwise act with respect to him. Any Employer may take any action (including discharge) with respect to any Employee or other Person without regard to the effect which such action might have upon his rights as a Member of this Plan.

Section 14.04.    Merger, Etc.
(a)    The merger or consolidation of an Employer with or into another company or the acquisition of its assets by any other Person shall not of itself cause the termination of this Plan or be deemed a termination of employment as to any Employee, nor shall anything in this Plan prevent the consolidation or merger of any Employer with or into any corporation or prevent the sale by any Employer of any of its assets. The merger of this Plan with another retirement plan shall not of itself cause the termination of this Plan.
(b)    In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and in such event such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.
(c)    In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such members shall be transferred to such other trust fund only if:
(1)    the values of the Accounts and the vested percentage of the Company Contributions Account of each Member, immediately after the merger, consolidation or transfer, shall be equal to or greater than such values and percentage immediately before the merger, consolidation or transfer;
(2)    resolutions of the general partner referred to in Section 1.09 and of the governing body any new or successor employer of the affected Members shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members’ inclusion in the new employer’s plan; and
(3)    such other plan and trust are qualified under Code Sections 401(a) and 501(a).
Section 14.05.    Determination Final.
Any determinations made hereunder shall be made in a manner consistent with the Company’s accounting practices and shall be final and conclusive for all purposes, notwithstanding any late adjustments in the tax returns of the Company.

ARTICLE XV
NON-ALIENATION OF BENEFITS
Section 15.01.    Provisions with Respect to Assignment and Levy.
Except as may be required under the terms of a “qualified domestic relations order” as defined in Code Section 414(p), no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, attachment, levy or charge and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, attach, levy upon or charge the same shall be void; nor shall any benefit be in any manner liable for or subject to the debts or other liabilities of the Person entitled thereto.
Section 15.02.    Alternate Application.
If any Member or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, except as specifically provided herein, or if any benefit shall be garnished, attached or levied upon other than pursuant to a qualified domestic relations order as defined in Code Section 414(p), then such benefits shall, in the discretion of the Administrative Committee, cease, and the Administrative Committee may hold or apply the same or any part thereof to or for the benefit of such Member or Beneficiary, his spouse, children or other dependents or any of them in such manner and in such proportion as the Administrative Committee may deem proper.
Section 15.03.    Exceptions.
Notwithstanding anything herein to the contrary, effective August 5, 1997, the provisions of this Article XV shall not apply to any offset of a Member’s benefits provided under the Plan against an amount that the Member is ordered or required to pay to the Plan under any of the circumstances set forth in Code Section 401(a)(13)(C) and Sections 206(d)(4) and 206(d)(5) of the Act.

ARTICLE XVI
AMENDMENTS
Section 16.01.    Company’s Rights.
(a)    The Company reserves the right, at any time and from time to time, by action of the Board, to modify or amend in whole or in part any or all of the provisions of this Plan; provided, however, that no such modification or amendment may (i) result in a retroactive reduction in the then value of any Member’s Account or Loan Account; or (ii) except to the extent as may be provided in regulations promulgated by the Secretary of the Treasury, have the effect of eliminating an optional form of benefit. Notwithstanding anything in this Plan to the contrary, the Board, in its sole discretion, may make any modifications, amendments, additions or deletions in this Plan, as to benefits or otherwise and retroactively or prospectively and regardless of the effect on the rights of any particular Members, which it deems appropriate in order to bring this Plan into conformity with or to satisfy any conditions of the Act and in order to continue or maintain the qualification of the Plan and Trust under Code Section 401(a) and to have the Trust declared exempt and maintained exempt from taxation under Code Section 501(a).
(b)    No amendment may change the vesting schedule under Section 10.04, either directly or indirectly, unless each Member having not less than three Years of Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as of the later of:
(i)    sixty days after the amendment is adopted;
(ii)    sixty days after the amendment becomes effective; or
(iii)    sixty days after the Member is issued written notice by the Administrative Committee.
Section 16.02.    Provision Against Diversion.
No part of the assets of the Trust Fund shall, by reason of any modification or amendment or otherwise, be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries under this Plan and the payment of the administrative expenses of this Plan.

ARTICLE XVII
LIMITATIONS ON BENEFITS AND CONTRIBUTIONS
Section 17.01.    The limitations of Code Section 415 applicable to “defined contribution plans” as defined in Code Section 414(i) are hereby incorporated by reference in this Plan; provided, however, that where the Code so provides, contribution limitations in effect under prior law shall be applicable to account balances accrued as of the last effective day of such prior law. Effective as of January 1, 2008, in no event shall annual additions, as defined under Code Section 415(c)(2), made to a Member’s Account for a Limitation Year exceed the lesser of 100 percent (100%) of Compensation or $53,000 (in 2015) and as adjusted in later Plan Years for cost-of-living increases pursuant to Code Sections 415(c)(1), 415(d)(1), 415(d)(3) and 415(d)(4), and Treasury Regulation Section 1.415(c)-1.
Section 17.02.
(a)    If, with respect to any Plan Year beginning on and after January 1, 1992 and prior to January 1, 2008, contributions to a Member’s Account must be reduced to conform to the limitations on “annual additions” as defined in Code Section 415(c)(2), the reduction shall be achieved first by the distribution to the affected Member on a timely basis of Member Salary Deferrals made pursuant to Section 5.01, together with allocable earnings thereon, until the limitations are met or this category of contributions is exhausted, whichever first occurs. Concurrent with the return of such Member Salary Deferrals, Company Contributions made pursuant to Section 4.02 attributable to such returned Member Salary Deferrals shall be reduced. Finally, if necessary, Company Contributions for the Plan Year made pursuant to Section 4.01 shall be reduced.
(b)    Effective as of January 1, 2008, notwithstanding anything herein to the contrary, in the event the annual additions, as defined under Code Section 415(c)(2), on behalf of a Member in any Plan Year exceed the limitations of Code Section 415, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations.
Section 17.03.    In the case of a Member who is, or has ever been, a participant in one or more “defined benefit plans” as defined in Code Section 414(j), maintained by an Employer or any predecessor of the Employer, if Contributions or benefits need to be reduced due to the application of Code Section 415(e), then benefits under the defined benefit plans shall be reduced with respect to that Member before any contributions credited to the Member under this Plan, or any other defined contribution plan maintained by the Employer, shall be reduced. Notwithstanding the foregoing, the limitations of Code Section 415(e) shall cease to apply as of the first day of the first Plan Year beginning on or after January 1, 2000.

ARTICLE XVIII
TOP-HEAVY PLAN YEARS
Section 18.01.    For purposes of this Article XVIII, the following definitions shall apply:
(a)    “Determination Date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of a plan, the last day of that year.
(b)    “Employee” means any employee of an Employer and any beneficiary of such an employee.
(c)    “Employer” means the Employer and any Affiliate.
(d)    “Key Employee” means an Employee as defined in Section 416(i)(1) and the Regulations thereunder. For Plan Years beginning after December 31, 2001, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “Determination Date” was an officer of the Employer having annual compensation greater than $160,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or a 1‑percent owner of the Employer having annual compensation of more than $150,000. As used in this definition, “annual compensation” means compensation within the meaning of Code Section 415(c)(3). For Plan Years beginning before December 31, 2001, “Key Employee” means any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was an officer of the Employer if such individual’s Top Heavy Compensation exceeds 50% of the dollar limitation under Code Section 415(b) (1) (A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s Top Heavy Compensation exceeds 100% of such dollar limitation, a 5-percent owner of the Employer, or a 1 percent owner of the Employer who has annual Top Heavy Compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.
(e)    “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
(f)    “Required Aggregation Group” means (1) each qualified plan of the Employer in which at least one Key Employee participates; and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.
(g)    “Top Heavy Compensation” means the Employee’s compensation as defined in Code Section 414(q)(7). Top-Heavy Compensation shall include Deemed 125 Compensation, as defined in Section 1.16 of the Plan.

(h)    “Top Heavy Ratio” means:
(1)    If, in addition to this Plan, the Employer maintains one or more other defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the 1-year period ending on the Determination Date, has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 1-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.
(2)    If, in addition to this Plan, the Employer maintains one or more defined contribution plans (including any simplified employee pension plan), and the Employer maintains or has maintained one or more defined benefit plans which, during the 5-year period ending on the Determination Date, has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date.
(3)    For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and the second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (x) who is not a Key Employee but who was a Key Employee in a prior year; or (y) who has not received any Top Heavy Compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. Notwithstanding the above, for Plan Years beginning after December 31, 2001, the accrued benefits and accounts of any participant who has not performed services for the Employer during the 1-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
(4)    For purposes of (1) and (2) above, in the case of a distribution from the Plan made for any reason other than Severance from Employment, death or disability, “5‑year period” shall be substituted for “1-year period” wherever such term is found.
(i)    “Valuation Date” means the last day of the Plan Year.
Top-Heavy Compensation shall include Deemed 125 Compensation, as defined in Section 1.16 of the Plan.
Section 18.02.    If the Plan is or becomes top heavy in any Plan Year, the provisions of Section 18.04 will automatically supersede any conflicting provision of the Plan.
Section 18.03.    The Plan shall be considered top heavy for any Plan Year if any of the following conditions exists:
(a)    If the Top Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
(b)    If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds 60 percent.
(c)    If this Plan is part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.
Section 18.04.
(a)    Except as provided in Subsection (b), the amount of the Company contribution made on behalf of each Member who is not a Key Employee for any Plan Year for which the Plan is a Top Heavy Plan shall be at least equal to the lesser of:
(1)    three percent (3%) of such Member’s Top Heavy Compensation less any amount contributed on behalf of the Member under any other defined contribution plan maintained by an Employer or an Affiliate; or
(2)    the percentage of Top Heavy Compensation represented by the Company Contributions and Member Salary Deferrals made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the sum of the Company Contribution and Member Salary Deferrals made on behalf of each such Key Employee by so much of his Top Heavy Compensation as does not exceed $200,000.
(3)    Where the inclusion of this Plan in a Permissive Aggregation Group or Required Aggregation Group pursuant to Section 18.01(e) or 18.01(f) enables a defined benefit plan described in Section 18.01(f) to meet the requirements of Code Sections 401(a)(4) or Section 410, the minimum contribution required under this Section 18.04 shall be the amount specified in Section 18.04(a)(1).

ARTICLE XIX
MISCELLANEOUS
Section 19.01.    Binding on Heirs, Etc.
This Plan shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the Members and their Beneficiaries and all successors to the Company by way of merger, consolidation, acquisition of assets or otherwise.
Section 19.02.    Governing Law.
All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New York (without reference to its Conflict of Laws provisions), except to the extent that such laws have been superseded by the Act, the Code, or other federal law, and subject to the applicable provisions of the laws of the United States of America.
Section 19.03.    Separability.
If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
Section 19.04.    Captions and Gender.
The captions herein are for convenience of reference only and are not to be construed as part of the Plan. As used herein, the masculine shall include the feminine and the neuter and vice versa, as the context requires.
Section 19.05.    Merger of SCOPE.
Effective January 1, 2004, the SCB Savings or Cash Option Plan for Employees is merged into and with the Plan and the balances held in participants’ accounts under SCOPE shall be transferred into the corresponding accounts under the Plan to be maintained on behalf of such Members. Unless otherwise provided herein, the benefits of each participant in the SCB Savings or Cash Option Plan for Employees who is not credited with an hour of service after December 31, 2003 shall be governed by the terms of such plan as of the date of the participant’s termination of employment. Any election made under SCOPE by a participant shall be deemed to have been made under the Plan; provided that a salary deferral election made under SCOPE shall be applied under the Plan as if it were a salary deferral election made with respect to Compensation, as defined under 1.16 of the Plan, and shall be reduced, to the extent necessary to avoid exceeding the maximum limits on the amount that may be deferred pursuant to Section 5.01 by a Member.

APPENDIX A
REQUIRED DISTRIBUTION RULES
Section 1. General. Pursuant to Section 11.08 of the Plan, this Appendix A describes the required distribution rules for Members who have reached their Required Beginning Date, as those terms are defined in the Plan, as well as the incidental death benefit requirements. The terms of this Appendix A shall apply solely to the extent required under Code Section 401(a)(9) and shall be null and void to the extent that they are not required under Section 401(a)(9) of the Code. Any capitalized terms not otherwise defined in this Appendix A have the meaning given those terms in the Plan. Notwithstanding any other provision of the Plan, distributions must be made in compliance with Treasury Regulations under Code Section 401(a)(9).
Section 2. Required Distributions. As of any Member’s Required Beginning Date, the Member must begin to receive distributions of his or her benefits under the Plan.
Section 3. Single-Sum Distribution. A Member may satisfy the requirements of this Appendix A by receiving a single lump-sum distribution on or before his or her Required Beginning Date.
Section 4. Time and Manner of Distribution.
4.1.    Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest must be distributed, or begin to be distributed no later than as follows:
(a)    If the Member’s surviving Spouse is the Member’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.
(b)    If the Member’s surviving Spouse is not the Member’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.
(c)    If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(d)    If the Member’s surviving Spouse is the Member’s sole designated beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Section 4.1, other than Section 4.1(a), will apply as if the surviving Spouse were the Member.
For purposes of this Section 4.1 and Section 6, unless Section 4.1(d) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 4.1(d) applies,

distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 4.1(a).
4.2.    Forms of Distribution. Unless the Member’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions must be made no slower than required under Sections 5 and 6 of this Appendix A.
Section 5. Required Minimum Distributions During Member’s Lifetime.
5.1.    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(a)    the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year, or
(b)    if the Member’s sole designated beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.
5.2.    Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this Section 5 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.
Section 6. Required Minimum Distributions After Member’s Death.
6.1.    Death On or After Date Distributions Begin.
(a)    Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s designated beneficiary, determined as follows:
(1)    The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
(2)    If the Member’s surviving Spouse is the Member’s sole designated beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving

Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Member’s surviving Spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.
(b)    No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum a mount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
6.2.    Death Before Date Distributions Begin.
(a)    Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s designated beneficiary, determined as provided in Section 6.1.
(b)    No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4.1(a), this Section 6.2 will apply as if the surviving Spouse were the Member.
6.3.    Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Member dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 4 of this Appendix, but the Member’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member’s surviving Spouse is the Member’s sole designated beneficiary and the surviving Spouse dies after the Member but before distributions to either the Member or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member.

Section 7. Definitions.
7.1.    Designated Beneficiary. The individual who is designated as the beneficiary under Section 2.04 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9) of the Treasury Regulations.
7.2.    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 4.1. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
7.3.    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
7.4.    Member’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
7.5.    Required Beginning Date. The date specified in Section 1.40 of the Plan.
Section 8. Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member’s child shall be treated as if it had been paid to such Member’s surviving Spouse if such amount will become payable to such Spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.
Section 9. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix A, other than the last sentence of Section 1 of this Appendix A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.
Section 10. This Appendix is not intended to defer the timing of distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.

APPENDIX B
COMMON OR COLLECTIVE TRUST FUNDS OR
POOLED INVESTMENT FUNDS
Alliance International Growth Collective Trust
Alliance US Large Cap Growth Collective Trust
Alliance US Small & Mid Cap Growth Collective Trust
AllianceBernstein Balanced 50/50 Collective Trust
AllianceBernstein Global Core Equity Collective Trust
AllianceBernstein Global Fixed Income Collective Trust
AllianceBernstein US High Yield Collective Trust
AllianceBernstein US Inflation-Linked Securities Collective Trust
AllianceBernstein International Style Blend Collective Trust
AllianceBernstein US Short Duration Plus Collective Trust
AllianceBernstein US Style Blend Collective Trust
AllianceBernstein Volatility Management Collective Trust
AllianceBernstein Real Assets Strategy Collective Trust
AllianceBernstein Wealth Strategy: Appreciation
AllianceBernstein Wealth Strategy: Balanced
AllianceBernstein Wealth Strategy: Conservative
Bernstein Global Real Estate Securities Collective Trust
Bernstein International Value Collective Trust
Bernstein US Small & Mid Cap Value Collective Trust
Bernstein US Value Collective Trust

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